Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 13, 2024

between

NEWELL BRANDS INC.

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

Supplement to the Indenture between Newell Brands Inc. (formerly known as Newell Rubbermaid Inc.) and U.S. Bank Trust Company, National Association (formerly known as U.S. Bank National Association), dated as of November 19, 2014

i

Appendix A	Provisions Relating to Initial Notes and Additional Notes

Exhibit A	Form of Note

Exhibit B	Form of Supplemental Indenture to Be Delivered by Subsequent Subsidiary Guarantors

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of November 13, 2024 (this “First Supplemental Indenture”), between Newell Brands Inc. (formerly known as Newell Rubbermaid Inc.), a Delaware corporation (the “Company” or the “Issuer”), and U.S. Bank Trust Company, National Association (formerly known as U.S. Bank National Association), as trustee (the “Trustee”), under the Indenture, dated as of November 19, 2014, between the Issuer and the Trustee (the “Base Indenture” and, as supplemented by this First Supplemental Indenture, the “Indenture”).

W I T N E S S E T H

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture (as amended, supplemented, waived or otherwise modified), to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness, to be issued in one or more series (the “Securities”), as provided in the Base Indenture, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.375% Senior Notes due 2030 (the “Initial Notes”), the form of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this First Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture;

WHEREAS, all requirements necessary to make this First Supplemental Indenture a legal, valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Company, the legal, valid, binding and enforceable obligations of the Company, have been done and performed; and

WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects.

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, the Company covenants and agrees with the Trustee as follows, solely for purposes of the Notes and not for purposes of any other Securities:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions. Unless the context otherwise requires (including for purposes of the Recitals):

(a) a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture unless otherwise specified herein;

(b) a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;

(c) the definition of any term in this First Supplemental Indenture that is also defined in the Base Indenture shall for the purposes of this First Supplemental Indenture supersede the definition of such term in the Base Indenture;

(d) the definition of a term in this First Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Base Indenture insofar as the use or effect of such term in the Base Indenture, as previously defined, is concerned;

(e) references to section or subsection numbers in this First Supplemental Indenture are references to the applicable section of this First Supplemental Indenture unless otherwise specified; and

(f) the following terms have the meanings given to them in this Section 1.01(f), solely for purposes of the Notes and not for purposes of any other Securities:

“Additional Notes” means additional Notes (other than the Initial Notes) issued from time to time under this Indenture in accordance with Article 2.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Security Registrar or Paying Agent.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify, including successively, and “amendment” shall have a correlative meaning.

“Amended and Restated Credit Agreement” means the Third Amended and Restated Credit Agreement, dated as of August 31, 2022, as amended by Amendment No. 1, dated as of March 27, 2023, Amendment No. 2, dated as of February 7, 2024, and Amendment No. 3, dated as of April 19, 2024, among the Issuer, the subsidiary borrowers from time to time party thereto, the guarantors from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, and any amendment, amendment and restatement, modification, renewal, extension, refinancing, refunding or replacement thereof in one or more agreements.

“Approved Bank” has the meaning specified in clause (iii) of the definition of “Cash Equivalents.”

“Asset Disposition” by any Person means any transfer, conveyance, sale, lease or other disposition (but excluding the creation of any Lien permitted under Section 4.06 or any disposition in connection therewith) by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Restricted Subsidiary of such Person or by such Person to a Restricted Subsidiary of such Person) of:

(i) shares of Capital Stock (other than directors’ qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person;

(ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business; or

(iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business.

The term “Asset Disposition” shall not include any transfer, conveyance, sale, lease or other disposition:

(1) that consists of a Restricted Payment or Permitted Investment that is made in compliance with Section 4.01;

(2) that constitutes a “change of control”;

(3) that is of cash or Cash Equivalents, Investment Grade Securities or a disposition or termination or surrender of contract rights, including settlement of any hedging obligations, or licensing or sublicensing of intellectual property or general intangibles;

(4) that consists of inventory, goods or other assets in the ordinary course of business or consistent with past practice or held for sale or no longer used in the ordinary course of business (including excess or obsolete inventory), including the grant of franchise and related rights and any disposition of disposed, abandoned or discontinued operations;

(5) that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection;

(6) arising from casualty events, foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by this Indenture;

(7) that is of Capital Stock in, or Debt or other securities of, an Unrestricted Subsidiary;

(8) in compliance with Section 5.01;

(9) arising from any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including, without limitation, any sale and leaseback transaction or asset securitization;

(10) that consists of leases, subleases, licenses or sublicenses, in each case which do not materially interfere with the business of the Issuer and the Restricted Subsidiaries, taken as a whole;

(11) that is of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(12) to the extent allowable under Section 1031 of the Code (or comparable or successor provision), any exchange of like property (excluding any boot thereon permitted by such provision) for use in any business conducted by the Issuer and the Restricted Subsidiaries and that does not materially change the nature of the business conducted by the Issuer and the Restricted Subsidiaries;

(13) any transaction or series of related transactions for which the aggregate consideration is less than the greater of (x) $75.0 million and (y) 0.5% of Consolidated Total Assets; or

(14) that consists of accounts receivable or any related asset disposed of pursuant to a Permitted Securitization.

“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (1) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payments of such Debt by the amount of each such principal payment by (2) the sum of all such principal payments.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding-up, restructuring, examinership or similar debtor relief laws.

“Base Indenture” shall have the meaning set forth in the recitals hereto.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” shall have a corresponding meaning.

“Board of Directors” means, as to any Person, the Board of Directors, or similar governing body, of such Person or any duly authorized committee thereof.

“Capital Markets Debt” means any Debt Facility consisting of bonds, debentures, notes or other similar debt securities issued in (1) a public offering registered under the Securities Act, (2) a private placement to institutional investors that is resold in accordance with Rule 144A or Regulation S of the Securities Act and/or (3) a placement to institutional investors pursuant to Section 4(a)(2) of the Securities Act, Regulation D thereunder or another applicable exemption from registration under the Securities Act.

“Capital Stock” of any Person means any and all shares, interests, participations, warrants, options or other rights to acquire or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, but in each case excluding any debt security that is convertible or exchangeable for Capital Stock.

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Issuer and designated as a “Cash Contribution Amount” as described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(i) Dollars, Euros, British Pounds Sterling or any other currencies received in the ordinary course of business and, in the case of Foreign Subsidiaries, the local currency where such Foreign Subsidiary is operating in the ordinary course of business;

(ii) readily marketable obligations issued or directly and fully guaranteed or insured by the government or any agency or instrumentality of the United States, having average maturities of not more than 24 months from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(iii) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (a) is organized under the laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development or is the principal banking Subsidiary of a bank holding company organized under the laws of the United States, any state thereof, the District of Columbia or any member nation of the Organization for Economic Cooperation and Development, and is a member of the Federal Reserve System, and (b) has combined capital and surplus of at least $250,000,000 (any such bank in the foregoing clauses (a) and (b) being an “Approved Bank”), in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(iv) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation rated A-2 (or the equivalent thereof) or better by S&P or P-2 (or the equivalent thereof) or better by Moody’s, in each case with average maturities of not more than 24 months from the date of acquisition thereof;

(v) repurchase agreements entered into by any Person with a bank or trust company or recognized securities dealer, in each case, having capital and surplus in excess of $250,000,000 for direct obligations issued by or fully guaranteed or insured by the government or any agency or instrumentality of the United States, in which such Person shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations;

(vi) securities with average maturities of 24 months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision, taxing authority agency or instrumentality of any such state, commonwealth or territory or by any foreign government having an investment grade rating from either S&P or Moody’s (or the equivalent thereof);

(vii) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s;

(viii) Debt or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition, in each case in Dollars or another currency permitted above in this definition;

(ix) in the case of Foreign Subsidiaries only, instruments equivalent to those referred to in clauses (i) through (viii) above in each case denominated in any foreign currency comparable in credit quality and tenor to those referred to in such clauses above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Foreign Subsidiary organized in such jurisdiction; investments, classified in accordance with GAAP as current assets of the Issuer or any Restricted Subsidiary, in money market investment programs which are registered under the Investment Company Act of 1940, as amended, or which are administered by financial institutions having capital of at least $250,000,000, and, in either case, the portfolios of which are limited such that substantially all of such investments are of the character, quality and maturity described in clauses (i) through (viii) of this definition; and

(x) credit card receipts in transit to the extent classified as cash or cash equivalents in accordance with GAAP.

“Change of control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the Issuer’s assets and the assets of the Issuer’s subsidiaries, taken as a whole, to any person, other than the Issuer or one of its subsidiaries; (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any person becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Issuer’s outstanding Voting Stock or other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares; (3) the Issuer consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the Issuer’s outstanding Voting Stock or the Voting Stock of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Issuer’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person, immediately after giving effect to such transaction; or (4) the adoption of a plan relating to the Issuer’s liquidation or dissolution.

Notwithstanding the foregoing, a transaction will not be deemed to involve a change of control under clause (2) above if (i) the Issuer becomes a direct or indirect wholly-owned subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Issuer’s Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company. The term “person,” as used in this definition, has the meaning given thereto in Section 13(d)(3) of the Exchange Act.

“Change of control triggering event” means the occurrence of both a change of control and a rating event.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, without duplication and to the extent deducted in determining such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with indebtedness and other debt extinguishment charges, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill and acquired intangible assets) and organization costs, (e) non-cash extraordinary, unusual or non-recurring charges (including impairment charges), expenses or losses (including, without limitation, restructuring and other charges related to the sale, disposition or other transfer or winding down of any business or assets), (f) cash charges, expenses or losses (including, without limitation, restructuring, and other charges related to the sale, disposition or other transfer or winding down of any business or assets) (collectively, “Cash Charges”) not exceeding $200.0 million in the aggregate incurred annually (provided that for any fiscal quarter during any consecutive four-fiscal-quarter period, in the event that the Issuer elects not to add back any Cash Charges for any fiscal quarter immediately following such fiscal quarter, the Issuer may still elect to add back such Cash Charges for such fiscal quarter during any period within such four consecutive fiscal quarter period), (g) non-cash expenses resulting from the grant of stock, stock units and stock options (including, without limitation, restricted stock units) as compensation to directors, officers, employees or consultants of the Issuer or any of its Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting, and (h) Pro Forma Cost Savings, and minus, to the extent included in determining such Consolidated Net Income for such period, the sum of (a) interest income, (b) non-cash extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (c) any other non-cash income, all as determined on a consolidated basis.

“Consolidated Fixed Charge Coverage Ratio” as of any date of determination means the ratio of:

(i) Consolidated EBITDA for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available, to

(ii) Consolidated Fixed Charges for such period;

provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred, repaid or redeemed by the Issuer or any Restricted Subsidiary (other than revolving credit borrowings Incurred for working capital purposes unless, in connection with any such repayment, the commitments to lend associated with such revolving credit borrowings are permanently reduced or canceled) since the beginning of such period and to any Debt that is proposed to be Incurred, repaid or redeemed by the Issuer or any Restricted Subsidiary as if in each case such Debt had been Incurred, repaid or redeemed on the first day of such period; provided, however, that in making such computation, the Consolidated Fixed Charges attributable to interest on any proposed Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event the Issuer or any of its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period. For purposes of this definition, whenever pro forma effect is to be given to any calculation under this definition, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Issuer.

“Consolidated Fixed Charges” means for any period for any Person, without duplication, the sum of:

(i) Consolidated Interest Expense of such Person and its Restricted Subsidiaries for such period;

(ii) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock of any Restricted Subsidiary that is not a Subsidiary Guarantor; and

(iii) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any Redeemable Stock of such Person or any of its Restricted Subsidiaries during such period.

“Consolidated Interest Expense” means for any period the consolidated interest expense included in a consolidated income statement (net of any interest income) of the Issuer and its Restricted Subsidiaries calculated on a consolidated basis in accordance with GAAP, but excluding, without limitation or duplication:

(i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses, original issue discount and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting);

(ii) non-cash interest expense attributable to the movement of the mark-to-market valuation of obligations under hedging agreements or other derivative instruments in accordance with GAAP;

(iii) any one-time cash costs associated with breakage in respect of hedging agreements for interest rates;

(iv) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any Permitted Securitization or Permitted Cash Management Services Agreement;

(v) all non-recurring cash interest expense or “additional interest,” in each case owing pursuant to a registration rights agreement with respect to any securities;

(vi) any payments with respect to make-whole premiums or other breakage costs of any Debt;

(vii) penalties and interest relating to taxes;

(viii) accretion or accrual of discounted liabilities;

(ix) any expense resulting from the discounting of Debt in connection with the application of recapitalization or purchase accounting;

(x) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any permitted acquisition or similar Investment permitted under this Indenture; and

(xi) expenses resulting from the bridge, arrangement, structuring, commitment or other financing fees.

“Consolidated Net Income” means, for any period, the consolidated net income (or loss) of the Issuer and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that, there shall be excluded:

(i) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of the Issuer or is merged into or consolidated with the Issuer or any of its Subsidiaries;

(ii) the income (or deficit) of any Person (other than a Subsidiary of the Issuer) in which the Issuer or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Issuer or such Subsidiary in the form of dividends or similar distributions;

(iii) depreciation and amortization expense;

(iv) amortization of intangibles (including, but not limited to, goodwill and indefinite-lived intangible assets) and organization costs;

(v) after-tax gains and losses from Asset Dispositions or abandonments or reserves relating thereto;

(vi) any and all costs, expenses, fee, fines, penalties, judgments, legal settlements and other amounts associated with any restructuring, litigation, claim, proceeding or investigation related to or undertaken by the Issuer or any of its Restricted Subsidiaries and included in the Issuer’s audited financial statements prepared in accordance with GAAP, together with any related provision for taxes;

(vii) the cumulative effect of a change in accounting principles or policies during such period;

(viii) effects of adjustments (including the effects of such adjustments pushed down to such Person and its Restricted Subsidiaries) in the Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to any consummated acquisition or the amortization or write-off or removal of revenue otherwise recognizable on any amounts thereof, net of taxes;

(ix) (a) any fees, commissions and expenses incurred during such period, or any amortization or write-off thereof for such period in connection with any acquisition, Investment, Asset Disposition, issuance or repayment of Debt, issuance of equity interests, refinancing transaction or amendment or modification of any Debt Facility (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction and (b) accruals and reserves that are established or adjusted within 12 months after the date of any acquisition or other similar Investment, in each case, in accordance with GAAP or as a result of the adoption or modification of accounting policies;

(x) any unrealized or realized net gain or loss resulting from currency translation or transaction gains or losses impacting net income (including currency remeasurements of Debt) and any foreign currency translation or transaction gains or losses shall be excluded, including those resulting from intercompany Debt; and

(xi) non-cash extraordinary, unusual or non-recurring charges (including impairment charges), expenses or losses (including, without limitation, restructuring and other charges related to the sale, disposition or other transfer or winding down of any business or assets).

“Consolidated Total Assets” means, as of any date of determination, the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP, as shown on the most recent balance sheet of the Issuer (provided that, in the case of any determination relating to any incurrence of Debt or any Investment or other acquisition, may be calculated on a pro forma basis in a manner consistent with the definition of “Consolidated Fixed Charge Coverage Ratio”), it being understood that, for purposes of determining compliance of a transaction with any limitation set forth in Article 4 that is based upon a specified percentage of Consolidated Total Assets, compliance of such transaction with the applicable restriction shall be determined solely with reference to Consolidated Total Assets as determined above in this definition.

“Contribution Indebtedness” means Debt of the Issuer or any Subsidiary Guarantor in an aggregate principal amount not greater than the aggregate amount of cash contributions made to the capital of the Issuer (other than contributions by any Restricted Subsidiary) and designated as a Cash Contribution Amount; provided that such Contribution Indebtedness (a) is Incurred within 210 days after the making of such cash contributions and (b) is so designated as Contribution Indebtedness pursuant to an Officers’ Certificate on the Incurrence date thereof.

“Convertible Debt” means Debt of the Issuer or any of its Restricted Subsidiaries that is convertible or exchangeable into Common Stock of the Issuer and/or cash based on the value of such Common Stock.

“Corporate Trust Office” means the offices of the Trustee at which at any time its corporate trust business shall be principally administered, which office as of the date hereof is located at U.S. Bank Trust Company, National Association, 100 Wall Street, 16th Floor Window, New York, New York 10005, Attention: Global Corporate Trust, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Issuer).

“Debt” means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(i) every obligation of such Person for money borrowed;

(ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments;

(iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (excluding obligations with respect to letters of credit securing obligations (other than obligations with respect to borrowed money) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the 30th day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(iv) to the extent constituting a liability under GAAP, every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued and other liabilities arising in the ordinary course of business and with respect to services, excluding deferred compensation to employees), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or engaging such services;

(v) every Finance Lease Obligation of such Person;

(vi) all Receivables Sales of such Person to the extent sold with recourse to such Person;

(vii) if such Person is a Restricted Subsidiary that is not a Subsidiary Guarantor, all Preferred Stock of such Person;

(viii) all Redeemable Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends;

(ix) every obligation of any other Person of the type referred to in clauses (i) through (vii) Guaranteed by such Person; and

(x) every obligation of any other Person of the type referred to in clauses (i) through (vii) which are secured by any Lien on any property or asset of such Person, the amount of which shall be deemed to be equal to the lesser of (x) the amount of the obligation so secured and (y) the fair market value of the property or asset and the amount of the obligation so secured as determined by such Person in good faith.

Notwithstanding the foregoing, Debt shall not include (1) any lease, concession or license of property (or guarantee thereof) which would be considered an operating lease under GAAP as in effect on the Issue Date or (2) any obligation arising from any agreement entered into in connection with the acquisition of any business or assets with any seller of such business or assets that provides for the payment of earn-outs to such seller or guarantees to such seller a minimum price to be realized by such seller upon the sale of any Capital Stock (other than Redeemable Stock) of the Issuer that was issued by the Issuer to such seller in connection with such acquisition.

“Debt Facilities” means one or more credit facilities, debt facilities, indentures, note purchase agreements or commercial paper facilities (including, without limitation, the Revolving Credit Facility), in each case with banks or other financial institutions or lenders or investors, providing for revolving credit loans, term loans, private placements, bonds, other debt securities, receivables financings (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit or letter of credit guarantees, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, replaced or refinanced in whole or in part from time to time.

“Default” means any of the events described in Article 6 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

“Definitive Note” means a certificated Initial Note or Additional Note that does not include the Global Notes Legend.

“Depositary” means with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Global Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated in good faith by senior management of the Issuer. The aggregate Fair Market Value of the Designated Non-cash Consideration, taken together with the Fair Market Value at the time of receipt of all other Designated Non-cash Consideration received, shall not exceed in the aggregate outstanding at any one time the greater of (x) $150.0 million and (y) 1.25% of the Consolidated Total Assets determined at the time of such Asset Disposition (with the Fair Market Value being measured at the time received and without giving effect to subsequent changes in value).

“Disinterested Director” means, with respect to any transaction or series of related transactions, a member of the Board of Directors of the Issuer who does not have any material direct or indirect financial interest in, or with respect to, such transaction or series of transactions.

“Dollar”, “U.S. dollar” or “$” means the lawful money of the United States of America.

“Domestic Subsidiaries” means each of the Issuer’s wholly-owned domestic Restricted Subsidiaries that are not Foreign Subsidiaries.

“DTC” means The Depository Trust Company and any successor.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, determined in good faith by senior management or the Board of Directors of the Issuer, whose determination will be conclusive for all purposes under this Indenture.

“Finance Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of real or personal property of such Person that has been or should be, in accordance with GAAP (except for temporary treatment of construction-related expenditures under Accounting Standards Codification Topic 840 which will ultimately be treated as operating leases upon a sale and leaseback transaction), recorded on the balance sheet as capitalized leases in accordance with GAAP as in effect on the Issue Date. For the avoidance of doubt, no existing or future lease that is or would be required to be accounted for as an operating lease under GAAP as in effect on the Issue Date will be deemed to be a Finance Lease Obligation. The Stated Maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

“Fitch” means Fitch Inc., and its successors.

“Foreign Subsidiary” means any Restricted Subsidiary (x) that is not organized under the laws of the United States of America or any State thereof or the District of Columbia or (y) for purposes of Section 4.08, (i) that is organized under the laws of the United States of America or any State thereof or the District of Columbia and has no material assets other than, directly or indirectly, Capital Stock of one or more foreign entities of the type described in clause (x) above or (ii) that is a Subsidiary of a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“GAAP” means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements, and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time (except as otherwise provided in the definition of “Finance Lease Obligation”).

“Global Note Legend” means the legend identified as such in Exhibit A.

“Global Notes” means the Notes that are in the form of Exhibit A issued in global form and registered in the name of the Depositary or its nominee.

“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,

(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt,

(ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or

(iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed,” “Guaranteeing” and “Guarantor” shall have meanings correlative to the foregoing);

provided, however, that the Guarantee by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation including by acquisition of Subsidiaries or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred” and “Incurring” shall have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

“Initial Notes” has the meaning set forth in the recitals hereto.

“Interest Rate, Currency or Commodity Price Agreement” of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property (other than Capital Stock that is neither Redeemable Stock nor Preferred Stock of a Restricted Subsidiary) to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any Guarantee of any obligation of such other Person, but shall not include:

(i) trade accounts receivable in the ordinary course of business;

(ii) any Permitted Interest Rate, Currency or Commodity Price Agreement;

(iii) endorsements of negotiable instruments and documents in the ordinary course of business; and

(iv) pension fund contributions in the ordinary course of business.

“Investment grade rating” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or a rating equal to or higher than BBB- (or the equivalent) by S&P, as the case may be, or, if any such rating agency ceases to rate the Notes for reasons outside the Issuer’s control, a rating equal to or higher than the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Issuer.

“Investment Grade Securities” means (i) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents), (ii) debt securities or debt instruments with an investment grade rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries, (iii) investments in any fund that invests exclusively in investments of the type described in clauses (i) and (ii), which fund may also hold immaterial amounts of cash pending investment or distribution, and (iv) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Issue Date” means November 13, 2024.

“Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any sale and leaseback arrangement, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Limited Condition Transaction” means any Investment or acquisition (whether by merger, consolidation or otherwise), whose consummation is not conditioned on the availability of, or on obtaining, third-party financing.

“Moody’s” means Moody’s Investors Service, Inc., and its successors.

“Net Available Proceeds” from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquirer of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of:

(i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

(ii) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon, or with respect to, such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition; and

(iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined in good faith by senior management of the Issuer.

“Notes” means the Initial Notes and any Additional Notes. The Initial Notes and the Additional Notes, if any, shall be treated as a single class for all purposes under this Indenture.

“Officer” means any of the following of the Issuer or any Subsidiary Guarantor: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer, Assistant Treasurer the Secretary or Assistant Secretary (or, with respect to a Subsidiary Guarantor, any member, trustee or general partner authorized to act on behalf of such Subsidiary Guarantor).

“Officer’s Certificate” means a certificate signed by one Officer that meets the requirements of this Indenture, which term shall replace “Officers’ Certificate” in each instance in the Base Indenture solely for purposes of the Notes and not for purposes of any other Securities.

“Opinion of Counsel” means a written opinion from legal counsel reasonably acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Issuer or the Trustee.

“Pari Passu Debt” means Debt of the Issuer or a Subsidiary Guarantor that is pari passu in right of payment with the Notes, in the case of the Issuer or any Subsidiary Guarantee, in the case of any Subsidiary Guarantor. For the purposes of this definition, no Debt will be considered to be senior or junior by virtue of being secured on a first or junior priority basis.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Acquisition Debt” means Debt of the Issuer or any of the Restricted Subsidiaries to the extent that:

(i) such Debt consists of Debt of an acquired Person that was outstanding prior to the date on which such Person became a Restricted Subsidiary as a result of having been acquired by the Issuer or a Restricted Subsidiary and any Debt Incurred, including by the Issuer or any Restricted Subsidiary, in contemplation of such acquisition or the acquisition of the assets or business of such Person by the Issuer or a Restricted Subsidiary; or

(ii) such Debt consists of Debt of a Person that was outstanding prior to the date on which such Person was merged, consolidated or amalgamated with or into the Issuer or a Restricted Subsidiary and any Debt Incurred, including by the Issuer or any Restricted Subsidiary, in contemplation of such merger, consolidation or amalgamation;

provided that, in each case, (x) such Debt consists of Debt of the Issuer or a Subsidiary Guarantor, and the Issuer would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.03(a), (y) such Debt consists of Debt of the Issuer or a Subsidiary Guarantor, and the Consolidated Fixed Charge Coverage Ratio of the Issuer would be not less than the Consolidated Fixed Charge Coverage Ratio of the Issuer immediately prior to giving effect to such transaction or (z) if such Incurrence would not satisfy clause (x) or (y), the aggregate principal amount of Permitted Acquisition Debt Incurred by the Issuer and its Restricted Subsidiaries outstanding at any one time under this clause (z) shall not exceed the greater of (i) $350.0 million and (ii) 3.0% of Consolidated Total Assets determined at the time of Incurrence.

“Permitted Cash Management Services Agreement” of any Person means (i) any agreement or arrangement entered into in the ordinary course of business in respect of cash management services for collections, treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services), any demand deposit, payroll, trust or operating account relationships, commercial credit cards, merchant card, purchase or debit cards, non-card e-payables services and other cash management services, including electronic funds transfer services, lockbox services, stop payment services and wire transfer services and (ii) any agreement under which any bank, financial institution or other Person may from time to time provide any financial accommodation to any of the Issuer or any Restricted Subsidiary in connection with trade payables of the Issuer or any Restricted Subsidiary (including the acquisition of the receivables corresponding to such trade payables pursuant to “supply chain” or other similar financings).

“Permitted Interest Rate, Currency or Commodity Price Agreement” of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions (or, in the case of commodity protection agreement, utilities) in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates, currency exchange rates or commodity prices with respect to Debt Incurred or proposed to be Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations and, in each case, not for purposes of speculation.

“Permitted Investments” means:

(i) any Investment in (x) the Issuer or a Restricted Subsidiary or (y) a Person that will become or be merged into or consolidated with the Issuer or a Restricted Subsidiary or transfers or conveys all or substantially all its assets to the Issuer or a Restricted Subsidiary as a result of such Investment, and any Investment held by a Person at the time of such acquisition by, merger or consolidation with or transfer to the Issuer or a Restricted Subsidiary;

(ii) any Investment in cash and Cash Equivalents or Permitted Interest Rate, Currency or Commodity Price Agreements;

(iii) any non-cash consideration received in connection with an Asset Disposition (or a disposition excluded from the definition of “Asset Disposition”) that was made in compliance with Section 4.04;

(iv) loans or advances to officers, directors, consultants and employees of the Issuer and its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes or (ii) in connection with such Person’s purchase of equity interests of the Issuer (provided that the amount of such loans and advances shall be contributed to the Issuer in cash as common equity);

(v) Guarantees of Debt made in compliance with Section 4.03;

(vi) any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased pursuant to this clause (vi) to the extent required by the terms of such Investment as in existence on the Issue Date or as otherwise permitted under this Indenture;

(vii) Investments acquired with the net cash proceeds received by the Issuer after the Issue Date from the issuance and sale of Capital Stock (other than Redeemable Stock) or made in exchange for Capital Stock (other than Redeemable Stock or Preferred Stock); provided that such net cash proceeds are used to make such Investment within 90 days of the receipt thereof and the amount of all such net cash proceeds so used will be excluded from clause (iii)(2) of Section 4.01(a);

(viii) any Investment that, when taken together with all other Investments made pursuant to this clause (8) since the Issue Date and outstanding on the date such Investment is made, does not exceed the greater of (x) $600.0 million and (y) 5.0% of Consolidated Total Assets (plus the aggregate returns of such Investments);

(ix) any acquisition of franchise and related rights, including any related property, from franchisees of the Issuer or any Restricted Subsidiary;

(x) Investments (including debt obligations and equity interests) made in connection with the bankruptcy or reorganization of suppliers, customers or franchisees or in settlement of delinquent obligations of, or other disputes with, customers, suppliers or franchisees arising in the ordinary course of business;

(xi) advances, loans, rebates and extensions of credit (including the creation of receivables) to suppliers, customers and vendors, and performance guarantees, in each case in the ordinary course of business;

(xii) Investments in joint ventures or Unrestricted Subsidiaries made after the Issue Date which, together with any other outstanding Investment made pursuant to this clause (xii), do not exceed the greater of (x) $350.0 million and (y) 3.0% of Consolidated Total Assets at the time of such Investment; provided, however, that if any Investment pursuant to this clause (xii) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (i) above and shall cease to have been made pursuant to this clause (xii) for so long as such Person continues to be a Restricted Subsidiary;

(xiii) Investments in the ordinary course of business consisting of Article 3 of the Uniform Commercial Code endorsements for collection or deposit and Article 4 of the Uniform Commercial Code customary trade arrangements with customers consistent with past practices;

(xiv) advances of payroll payments to employees in the ordinary course of business;

(xv) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons so long as such licensing arrangements are made in the ordinary course of business and are consistent with past practice;

(xvi) any Investment made by the Issuer and Restricted Subsidiaries relating to any intercompany restructuring and savings initiative or organizational realignment;

(xvii) guarantees of performance or other obligations (other than Debt) arising in the ordinary course of business; and

(xviii) any Investment; provided that, immediately before and immediately after giving pro forma effect to the making of any such Investment and any Debt Incurred in connection therewith, (x) no Default or Event of Default shall have occurred and be continuing and (y) the Total Net Leverage Ratio of the Issuer would not exceed 5.00 to 1.00.

“Permitted Liens” means, with respect to any Person:

(i) Liens securing Debt under Debt Facilities outstanding or Incurred under Section 4.03(b)(1); provided that no such Lien shall be granted by a Restricted Subsidiary that is not a Subsidiary Guarantor to secure Debt Incurred under clause (1) of the definition of “Permitted Debt” that could not have been Incurred by such Restricted Subsidiary under such clause;

(ii) Liens securing any Debt which became Debt pursuant to a transaction permitted under Section 5.01 or securing Debt which was created prior to (and not created in connection with, or in contemplation of) the Incurrence of such Debt (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Debt is permitted under the provisions of Section 4.03 and solely relate to the assets that previously secured such Debt; provided, however, that such Liens shall not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than improvements, accessions, proceeds or dividends or distributions in respect of the assets or property securing such Debt);

(iii) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not overdue by more than 90 days or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(iv) Liens for taxes, assessments or other governmental charges not yet delinquent or not yet subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(v) (i) Liens (including rights of setoff) granted in respect of collateral accounts, concentration accounts, deposit accounts or other funds maintained with a financial institution, bank or securities intermediary; provided that such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the account holder in excess of those set forth by regulations issued by the Federal Reserve Board; (ii) rights of set-off and recoupment against, together with Liens granted in respect of, credit balances and dedicated settlement and reserve accounts of the Issuer and its Restricted Subsidiaries with credit card issuers or credit card processors or amounts owing by such credit card issuers or credit card processors to the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and (iii) Liens granted to secure Permitted Cash Management Service Agreements in the ordinary course of business;

(vi) Liens on assets, property or shares of stock of a Person existing at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated or amalgamated with the Issuer or any Restricted Subsidiary of the Issuer or such assets, property or shares of stock were acquired by the Issuer or any Restricted Subsidiary; provided, however, that such Liens shall not extend to any other property owned by the Issuer or any Restricted Subsidiary (other than improvements, accessions, proceeds or dividends or distributions in respect of the assets, property or shares acquired);

(vii) encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(viii) leases, licenses, subleases and sublicenses of assets (including, without limitation, real property and intellectual property rights) which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries;

(ix) Liens existing on the Issue Date (plus improvements, accessions, proceeds or dividends or distributions in respect of the assets or property subject to such Liens) (other than Liens permitted under clause (i) of this definition);

(x) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(xi) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(xii) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(xiii) Liens for the purpose of securing the payment of all or a part of the purchase price of, purchase money obligations or other payments Incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed by the Issuer or a Restricted Subsidiary in the ordinary course of business; provided that: (a) the aggregate principal amount of Debt secured by such Liens is otherwise permitted to be Incurred under this Indenture and does not exceed the cost of the assets or property so acquired or constructed; and (b) such Liens are created within 270 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Issuer or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto; provided further that individual financings of property provided by one lender may be cross collateralized to other financings of property provided by such lender in the ordinary course of business;

(xiv) any interest or title of a lessor under any Finance Lease Obligation incurred under Section 4.03(b)(6); provided that such Liens do not extend to any property or assets which is not leased property subject to such Finance Lease Obligation; provided that individual financings of property provided by one lender may be cross collateralized to other financings of property provided by such lender in the ordinary course of business;

(xv) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit, bankers’ acceptances, bank guarantees and similar instruments issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(xvi) (i) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; and (ii) Liens granted in cash collateral (including any associated deposit or securities accounts) to secure obligations incurred in connection with the issuance of letters of credit, bank guarantees, bankers acceptances and similar instruments;

(xvii) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Issuer or any of its Subsidiaries, including rights of offset and set-off;

(xviii) Liens securing Permitted Interest Rate, Currency or Commodity Price Agreements;

(xix) Liens on assets of any Restricted Subsidiary that is not a Subsidiary Guarantor securing obligations not constituting Debt of such Subsidiary;

(xx) Liens on cash, cash equivalents or other property arising in connection with the discharge or redemption of Debt;

(xxi) Liens on any real property constituting exceptions to title as set forth in a mortgage title policy delivered to a secured lender with respect thereto;

(xxii) (i) Liens on insurance policies and the proceeds thereof securing the financing of premiums with respect thereto; provided that such Liens shall not exceed the amount of such premiums so financed; and (ii) Liens, pledges, deposits made or other security provided to secure liabilities to, or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefits of), insurance carriers in the ordinary course of business or consistent with past practice;

(xxiii) Liens in favor of the Issuer or a Restricted Subsidiary;

(xxiv) Liens arising from filing Uniform Commercial Code financing statements regarding leases or precautionary Uniform Commercial Code financings statements or similar filings;

(xxv) deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Debt), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(xxvi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any of the Restricted Subsidiaries in the ordinary course of business;

(xxvii) Liens securing Debt and other obligations in the aggregate amount outstanding at any time not to exceed the greater of (x) $1,200.0 million and (y) 10.0% of Consolidated Total Assets (determined at the time any such Lien is granted); provided that no such Lien shall be granted by a Restricted Subsidiary that is not a Subsidiary Guarantor to secure Debt Incurred pursuant to Section 4.03(a) or under a clause of the definition of “Permitted Debt” that could not have been Incurred by such Restricted Subsidiary under such clause;

(xxviii) Liens that (i) are incidental to the ordinary conduct of its business, including the guarantee of Debt to customers, clients, suppliers or purchasers or sellers of goods or services, or the ownership of its properties and assets, (ii) were not incurred in connection with the incurrence of Debt for borrowed money and (iii) do not in the aggregate materially detract from the value of the property of the Issuer or any Restricted Subsidiary or materially impair the use thereof in the operation of its business;

(xxix) Liens on assets transferred to a Receivables Subsidiary or on assets of a Receivables Subsidiary, in either case incurred in connection with a Permitted Securitization; and

(xxx) Liens securing Debt Incurred to refinance Debt (other than Liens permitted under clause (i)) that was previously so secured (or otherwise replacing any such Lien); provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Debt being refinanced or is in respect of property that is the security for a Permitted Lien hereunder.

“Permitted Refinancing Debt” means any Debt of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Debt of the Issuer or any of its Restricted Subsidiaries; provided that:

(i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of, plus premium, if any, and accrued and unpaid interest on the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses Incurred in connection therewith);

(ii) the Permitted Refinancing Debt has a final maturity date no earlier than the final maturity date of the Debt being extended, refinanced, renewed, replaced, deferred or refunded;

(iii) the Permitted Refinancing Debt has an Average Life at the time such Permitted Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being extended, refinanced, renewed, replaced, deferred or refunded;

(iv) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or a Subsidiary Guarantee of such Notes, such Permitted Refinancing Debt is subordinated in right of payment to such Notes or such Subsidiary Guarantee of such Notes on terms at least as favorable, taken as a whole, to the Holders of such Notes as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

(v) such Debt shall not include Debt of a Restricted Subsidiary that is not a Subsidiary Guarantor that refinances Debt of the Issuer or a Subsidiary Guarantor.

“Permitted Securitization” means one or more accounts receivable facilities, the obligations in respect of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer and its Subsidiaries (other than a Receivables Subsidiary), pursuant to which the Issuer or a Subsidiary sells its accounts receivable to either (a) a Person that is not a Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person, in each case as amended, supplemented, amended and restated or otherwise modified from time to time.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, mutual fund trust, unincorporated organization or government or other agency or political subdivision thereof or other legal entity of any kind.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Pro Forma Cost Savings” means an amount equal to the amount of cost savings, expense reductions, improvements (including the entry into any material contract or arrangement) and synergies, in each case, reasonably expected to have a continuing impact and projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by the Issuer (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, expense reductions, improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith) by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Issuer (or any successor thereto) or of any direct or indirect parent of the Issuer and are reasonably anticipated to be realized within 24 months after the consummation of any change that is expected to result in such cost savings, expense reductions, improvements or synergies; provided that (i) no cost savings, expense reductions, improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add back exclusion or otherwise, for such period and (ii) the aggregate amount of unrealized cost savings, expense reductions, improvements or synergies that are not calculated in accordance with Regulation S-X under the Securities Act to be added to Consolidated EBITDA pursuant to this definition for any period of four consecutive fiscal quarters shall not exceed 25.0% of Consolidated EBITDA for such period (calculated prior to giving effect to such permitted cost savings addbacks).

“Rating agencies” means (1) each of Fitch, Moody’s and S&P and (2) if any of Fitch, Moody’s or S&P ceases to rate the Notes or fails to make a rating of such Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Issuer as a replacement agency for Fitch, Moody’s or S&P, or all of them, as the case may be.

“Rating event” means that on any day during the period (the “trigger period”) commencing 60 days prior to the first public announcement by the Issuer of any change of control (or pending change of control) and ending 60 days following consummation of such change of control (which trigger period will be extended following consummation of a change of control for so long as any of the rating agencies has publicly announced that it is considering a possible ratings change), if the Notes had an investment grade rating from at least two of the three rating agencies on the day before the commencement of the trigger period, the Notes cease to have an investment grade rating from at least two of the three rating agencies; provided that if the Notes did not have an investment grade rating from at least two of the three rating agencies on the day before the commencement of the trigger period, then a rating event shall be deemed to occur upon the consummation of a change of control without regard to any action by any rating agency. Unless at least two of the three rating agencies are providing a rating for the Notes at the commencement of any trigger period, the Notes will be deemed to have ceased to have an investment grade rating from at least two of the three rating agencies during that trigger period.

“Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

“Receivables Sale” of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purposes of collection and not as a financing arrangement.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Permitted Securitizations and that in each case engages only in activities reasonably related or incidental thereto; provided that the equity interests of each Receivables Subsidiary shall at all times be 100% owned, directly or indirectly, by the Issuer or a Subsidiary Guarantor.

“Redeemable Stock” of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (other than in exchange for Capital Stock of the Issuer that is not Redeemable Stock) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof (other than in exchange for Capital Stock of the Issuer that is not Redeemable Stock), in whole or in part, at any time prior to the final Stated Maturity of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Issuer shall not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.01.

“Replacement Assets” means:

(i) properties and assets (other than cash, Cash Equivalents, any Capital Stock or other security) that will be used in the business of the Issuer and its Restricted Subsidiaries as conducted on the Issue Date or any business reasonably similar to, ancillary thereto or supportive thereof; and

(ii) Capital Stock of any Person that is engaged in the business of the Issuer and its Restricted Subsidiaries as conducted on the Issue Date or any business reasonably similar to, ancillary thereto or supportive thereof and that will be merged or consolidated with or into the Issuer or a Restricted Subsidiary or that will become a Restricted Subsidiary.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of the Issuer, whether existing on or after the Issue Date, unless such Subsidiary is an Unrestricted Subsidiary.

“Revolving Credit Facility” means the Issuer’s revolving credit facility pursuant to the Amended and Restated Credit Agreement and any amendment, amendment and restatement, modification, renewal, extension, refinancing, refunding or replacement thereof.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Debt” at any date shall mean the aggregate principal amount of Debt that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but excluding the effects of any discounting of Permitted Acquisition Debt resulting from the application of purchase accounting), consisting of Debt for borrowed money (other than to the extent arising from cash management related obligations incurred in the ordinary course of business), Finance Lease Obligations, debt obligations evidenced by bonds, debentures, notes or other similar instruments, unreimbursed drawings in respect of letters of credit (or similar facilities) and Guarantees of the foregoing, that in each case is then secured by Liens on any property or assets of the Issuer or any Restricted Subsidiary.

“Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (1) (a) Secured Debt as of the end of the most recent fiscal quarter for which quarterly or annual financial statements prepared on a consolidated basis in accordance with GAAP are available (the “secured balance sheet date”) minus (b) the amount of unrestricted cash and Cash Equivalents held by the Issuer and the Restricted Subsidiaries on the secured balance sheet date to (2) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the period of the most recently completed four consecutive fiscal quarters ending on the secured balance sheet date. The Secured Net Leverage Ratio shall be adjusted on a pro forma basis in a manner consistent with the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Securities” shall have the meaning set forth in the recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Security Registrar” means initially, the Trustee and, thereafter, a replacement registrar chosen by the Company in accordance with the Indenture.

“Stated Maturity” means, when used with respect to any Debt or any installment of interest on such Debt, the dates specified in such Debt as the fixed date on which the principal of such Debt or such installment of interest, as the case may be, is due and payable.

“Subordinated Debt” means Debt of the Issuer or a Subsidiary Guarantor that is expressly subordinated or junior in right of payment to the Notes or a Subsidiary Guarantee, as applicable, pursuant to a written agreement to that effect.

“Subsidiary” of any Person means:

(i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or

(ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

“Subsidiary Guarantee” means the Guarantee by any Subsidiary Guarantor of the Issuer’s obligations under this Indenture.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Issuer that is required to, or at the election of the Issuer, does become a Subsidiary Guarantor by the terms of this Indenture after the Issue Date and their respective successors and assigns, in each case, until such Person is released from its Subsidiary Guarantee in accordance with the terms of this Indenture.

“Total Net Leverage Ratio” means, as of any date of determination, the ratio of (1) (a) Debt for money borrowed (other than to the extent arising from cash management related obligations incurred in the ordinary course of business) of the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which quarterly or annual financial statements prepared on a consolidated basis in accordance with GAAP are available (the “balance sheet date”), minus (b) the amount of unrestricted cash and Cash Equivalents held by the Issuer and its Restricted Subsidiaries on the balance sheet date to (2) Consolidated EBITDA of the Issuer and its Restricted Subsidiaries for the period of the most recently completed four consecutive fiscal quarters ending on the balance sheet date. The Total Net Leverage Ratio shall be adjusted on a pro forma basis in a manner consistent with the definition of “Consolidated Fixed Charge Coverage Ratio.”

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs:

The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the par call date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the par call date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date, H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the par call date, as applicable. If there is no United States Treasury security maturing on the par call date but there are two or more United States Treasury securities with a maturity date equally distant from the par call date, one with a maturity date preceding the par call date and one with a maturity date following the par call date, the Issuer shall select the United States Treasury security with a maturity date preceding the par call date. If there are two or more United States Treasury securities maturing on the par call date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trustee” has the meaning set forth in the preamble of this Indenture and any successor thereto.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“United States” or “U.S.” means the United States of America.

“Unrestricted Subsidiary” means: (1) any Subsidiary of the Issuer which at the time of determination shall be designated as an Unrestricted Subsidiary by the Issuer in the manner provided in Section 4.10 and (2) any Subsidiary of an Unrestricted Subsidiary.

“Voting Stock” means, with respect to any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date, the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Agent Members”	2.1(b) of Appendix A
“Applicable Procedures”	1.1(a) of Appendix A
“change of control offer”	4.07(a)
“change of control payment”	4.07(a)
“Clearstream”	1.1(a) of Appendix A
“Euroclear”	1.1(a) of Appendix A
“Excess Proceeds”	4.04(c)
“Global Note”	2.02(b)
“Global Notes Legend”	2.3(d) of Appendix A
“Increased Amount”	4.06(d)
“LCT Election”	1.06
“LCT Test Date”	1.06
“Note Amount”	4.04(c)(1)
“Offered Price”	4.04(d)
“OID Notes Legend”	2.3(d) of Appendix A
“par call date”	3.02(a)
“Pari Passu Debt Amount”	4.04(c)(2)
“Pari Passu Offer”	4.04(c)(2)
“Permitted Debt”	4.03(b)
“Restricted Payment”	4.01(a)
“Successor Company”	5.01(a)
“Successor Subsidiary Guarantor”	5.01(b)
“Termination Date”	4.09(a)

Section 1.03. Rules of Construction.

Unless the context otherwise requires:

(i) a term defined in Section 1.01 or 1.02 has the meaning assigned to it therein, and a term used herein that is defined in the Trust Indenture Act, either directly or by reference therein, shall have the meaning assigned to it therein;

(ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(iii) “or” is not exclusive;

(iv) words in the singular include the plural, and words in the plural include the singular;

(v) provisions apply to successive events and transactions;

(vi) unless the context otherwise requires, any reference to an “Appendix,” “Article,” “Section,” “clause,” “Schedule” or “Exhibit” refers to an Appendix, Article, Section, clause, Schedule or Exhibit, as the case may be, of this Indenture;

(vii) the words “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision;

(viii) “including” means including without limitation;

(ix) references to sections of, or rules under, the Securities Act, the Exchange Act or the Trust Indenture Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(x) unless otherwise provided, references to agreements and other instruments shall be deemed to include all amendments and other modifications to such agreements or instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Indenture; and

(xi) in the event that a transaction meets the criteria of more than one category of permitted transactions or listed exceptions, the Issuer may classify such transaction as it, in its sole discretion, determines.

Section 1.04. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act as applicable to this Indenture, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act term used in this Indenture has the following meaning:

“obligor” on the Notes and the Subsidiary Guarantees means the Issuer and the Subsidiary Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

Section 1.05. Status of Base Indenture.

The amendments and other modifications of the Base Indenture set forth in this First Supplemental Indenture shall apply solely for purposes of the Notes and not for purposes of any other Securities. Any provision of the Base Indenture amended or otherwise modified by this First Supplemental Indenture shall apply to the Notes as so amended or modified, and any provision of the Base Indenture not amended or modified by this First Supplemental Indenture shall apply to the Notes unless otherwise specifically stated in this First Supplemental Indenture.

Section 1.06. Limited Condition Transactions.

When calculating the availability under any basket or ratio under this Indenture or compliance with any provision of this Indenture in connection with any Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence of Debt and the use of the proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Dispositions), in each case, at the option of the Issuer (the Issuer’s election to exercise such option, an “LCT Election”), the date of determination for availability under any such basket or ratio and whether any such action or transaction is permitted (or any requirement or condition therefor is complied with or satisfied (including as to the absence of any Default or Event of Default)) under this Indenture shall be deemed to be the date (the “LCT Test Date”) the definitive agreements for such Limited Condition Transaction are entered into, and if, after giving pro forma effect to the Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence of Debt and the use of proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Dispositions) and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to take such actions or consummate such transactions on the relevant LCT Test Date in compliance with such ratio, test or basket (and any related requirements and conditions), such ratio, test or basket (and any related requirements and conditions) shall be deemed to have been complied with (or satisfied) for all purposes; provided that (a) compliance with such ratios, tests or baskets (and any related requirements and conditions) shall not be determined or tested at any time after the applicable LCT Test Date for such Limited Condition Transaction and any actions or transactions related thereto (including acquisitions, Investments, the Incurrence of Debt and the use of proceeds thereof, the Incurrence of Liens, repayments, Restricted Payments and Asset Dispositions) and (b) Consolidated EBITDA for purposes of the Consolidated Fixed Charge Coverage Ratio, Secured Net Leverage Ratio and Total Net Leverage Ratio will be calculated using an assumed interest rate based on the indicative interest rate contained in any financing commitment documentation with respect to such Debt or, if no such indicative interest rate exists, as reasonably determined by the Issuer in good faith.

For the avoidance of doubt, if the Issuer has made an LCT Election, (1) if any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would at any time after the LCT Test Date have been exceeded or otherwise failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA of the Issuer, such baskets, tests or ratios will not be deemed to have been exceeded or failed to have been complied with as a result of such fluctuations (and no Default or Event of Default shall be deemed to have occurred due to such failure to comply), and (2) in calculating the availability under any ratio, test or basket in connection with any action or transaction unrelated to such Limited Condition Transaction following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated and the date that the definitive agreement or date for redemption, purchase or repayment specified in an irrevocable notice for such Limited Condition Transaction is terminated, expires or passes, as applicable, without consummation of such Limited Condition Transaction, any such ratio, test or basket shall be determined or tested giving pro forma effect to such Limited Condition Transaction, including any Debt related thereto.

ARTICLE 2

THE NOTES

Section 2.01. Designation, Principal Amount and Issuance. There is hereby authorized a series of Securities designated as the 6.375% Notes due 2030, in an aggregate initial principal amount of $750,000,000, except for Notes authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906, 1107 or 1305 of the Base Indenture. The Notes, upon execution of this First Supplemental Indenture, shall be executed by the Issuer and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with an Officer’s Certificate. The Notes shall be senior obligations of the Issuer.

Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise (other than issue date, issue price and, if applicable, the first interest payment date and the initial interest accrual date); provided that any Additional Notes that are not fungible with the Initial Notes for U.S. federal income tax purposes shall be issued with a different CUSIP number (or other identifying numbers); provided, further, that the Issuer’s ability to issue Additional Notes shall be subject to the Company’s compliance with Section 4.03. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.

Section 2.02. Form, Payment and Appointment.

(a) Provisions relating to the Initial Notes, Additional Notes and any other Notes issued under this Indenture are set forth in Appendix A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, rules or agreements with national securities exchanges to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company).

(b) The Notes will be Global Securities and will initially be issued in fully registered, permanent global form without coupons (a “Global Note”), and the Depositary shall be DTC or such other depositary as any Officer of the Company may from time to time designate. Solely for purposes of the Notes and not for purposes of any other Securities, the Base Indenture is hereby modified to provide that each Global Note shall bear the Global Notes Legend rather than the legend set forth in 303 of the Base Indenture.

(c) Installments on the Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company, which shall initially be the Corporate Trust Office of the Trustee.

(d) The Security Registrar and Paying Agent for the Notes shall initially be the Trustee.

(e) The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03. Depositary. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

Section 2.04. Outstanding Notes.

(a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.04 as not outstanding. Except as set forth in Section 2.05, a Note does not cease to be outstanding because the Issuer, the Subsidiary Guarantors or any of their respective Affiliates holds the Note.

(b) If a Note is replaced pursuant to Section 306 of the Base Indenture, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser, as such term is defined in Section 8-303 of the Uniform Commercial Code in effect in the State of New York.

(c) If the principal amount of any Note is considered paid under Section 1001 of the Base Indenture, it ceases to be outstanding and interest on it ceases to accrue.

Section 2.05. Treasury Notes.

In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes beneficially owned by the Issuer, the Subsidiary Guarantors or by any of their respective Affiliates shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes of which a Responsible Officer of the Trustee has written notice as being so owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.

ARTICLE 3

REDEMPTION

Section 3.01. Notice of Redemption.

In addition, solely for purposes of the Notes and not for purposes of any other Securities, the first paragraph of Section 1104 of the Base Indenture is hereby amended by replacing such paragraph with the following:

Except as otherwise specified as contemplated by Section 301, notice of redemption shall be given in the manner provided for in Section 106 not less than 15 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed. Failure to give notice by mailing in the manner herein provided to the Holder of any Registered Securities designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other Securities or portion thereof.

Section 3.02. Optional Redemption.

(a) All or any portion of the Notes may be redeemed at any time prior to February 15, 2030 (the date that is three months prior to the maturity date) (the “par call date”), at a redemption price for the Notes to be redeemed equal to the greater of the following amounts:

(1) 100% of the principal amount of the Notes being redeemed on the redemption date; and

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed, assuming such Notes matured on the par call date (not including any portion of any payments of interest accrued to, but not including, the redemption date), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 50 basis points, plus, in each case, accrued and unpaid interest on the Notes being redeemed to, but not including, the redemption date.

(b) On or after the par call date, all or any portion of the Notes may be redeemed at any time at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date.

(c) Notwithstanding the foregoing, installments of interest on Notes that are due and payable on interest payment dates falling on or prior to a redemption date shall be payable on the interest payment date to the registered holders as of the close of business on the relevant regular record date according to the Notes and this Indenture.

(d) The Issuer shall cause the Trustee on its behalf to mail notice of any redemption at least 15 days but not more than 60 days before the redemption date to each registered holder of the notes to be redeemed.

(e) Once notice of redemption is mailed, the Notes called for redemption shall become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. The Notes shall be redeemed in increments of $1,000 and, if the Issuer redeems any Notes only in part, such that the principal amount that remains outstanding of each Note that the Issuer redeems only in part equals $2,000 or an integral multiple of $1,000 in excess thereof.

(f) Any redemption pursuant to this Section 3.02 shall be made pursuant to the provisions of Article Eleven of the Base Indenture, as amended hereby.

(g) Notice of any redemption of Notes in connection with a corporate transaction (including any equity offering, an incurrence of indebtedness or a transaction involving a change of control of the Issuer) may, at the Issuer’s discretion, be given prior to the completion thereof and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related transaction. If such redemption or purchase is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another person.

(h) The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(i) On and after the redemption date, interest shall cease to accrue on the Notes, or any portion of the Notes, called for redemption (unless the Issuer defaults in the payment of the redemption price and accrued interest). On or before the redemption date, the Issuer shall deposit with a paying agent (or the Trustee) money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on that date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by lot by DTC or, if the Notes to be redeemed are not represented by a global security, by a method the Trustee deems to be fair and appropriate.

Section 3.03. Mandatory Redemption.

The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes. Sections 1201, 1202 and 1203 of the Base Indenture shall not apply to the Notes.

ARTICLE 4

COVENANTS

Each of the agreements and covenants of the Company contained in Sections 1001, 1002, 1003, 1004 and 1006 of the Base Indenture shall apply to the Notes. Section 1005 and Section 1007 of the Base Indenture shall not apply to the Notes, but in lieu thereof, the following covenants in this Article 4 shall apply solely for purposes of the Notes and not for purposes of any other Securities; provided that, the Issuer may elect for Section 1007 of the Base Indenture to apply pursuant to Section 4.06(b) of this Indenture.

Section 4.01. Limitation on Restricted Payments.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to:

(1) directly or indirectly, declare or pay any dividend on, or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Issuer or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof in their capacity as holders of Capital Stock, other than:

(A) any dividends or distributions by the Issuer payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), and

(B) in the case of a Restricted Subsidiary, dividends or distributions payable to the Issuer or a Restricted Subsidiary or, in the case of dividends or distributions made by a Restricted Subsidiary that is not wholly owned, dividends or distributions are made on a pro rata basis (or on a basis more favorable to the Issuer or such Restricted Subsidiary, as applicable);

(2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Issuer or any parent thereof, other than in exchange for Capital Stock (other than Redeemable Stock) of the Issuer;

(3) make any Investment in any Person, other than a Permitted Investment; or

(4) redeem, repurchase, defease, prepay or otherwise acquire or retire for value, prior to any scheduled maturity, repayment or sinking fund payment, any Subordinated Debt (other than (x) Debt owed by the Issuer or any Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer or the Issuer or (y) any such payment on Debt due within one year of the redemption date, repurchase, defeasance, prepayment, decrease or other acquisition or retirement)

(each of clauses (1) through (4) being a “Restricted Payment”) unless:

(i) no Default or Event of Default has occurred and is continuing or would result from such Restricted Payment;

(ii) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period, the Issuer could Incur at least $1.00 of additional Debt pursuant to Section 4.03(a); and

(iii) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made subsequent to the Issue Date (other than pursuant to clauses (2) and (4) through (13) of Section 4.01(b)) does not exceed the sum of:

(1) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Issuer since the first day of the fiscal quarter in which the Issue Date occurs through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are publicly available (taken as a single accounting period); plus

(2) (i) 100% of the aggregate net cash proceeds, and the Fair Market Value of property other than cash, in each case received by the Issuer or a Restricted Subsidiary after the Issue Date from contributions of capital or the issuance and sale (other than to a Subsidiary of the Issuer) of Capital Stock (other than Redeemable Stock) of the Issuer or any options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Issuer, or any net payment received by the Issuer in connection with the termination or settlement of options relating to its Capital Stock; provided that any such net proceeds received by the Issuer from an employee stock ownership plan financed by loans from the Issuer or a Subsidiary of the Issuer shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination, (ii) 100% of the aggregate net cash proceeds received by the Issuer after the Issue Date from the issuance and sale of convertible or exchangeable Debt of the Issuer that has been converted into or exchanged for Capital Stock (other than (1) Redeemable Stock or (2) by or from a Subsidiary of the Issuer) of the Issuer; provided that any such net proceeds received by the Issuer from an employee stock ownership plan financed by loans from the Issuer or a Subsidiary of the Issuer shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination, and (iii) without duplication, any reduction of Debt on the balance sheet of the Issuer to the extent such Debt is converted into or exchanged for Capital Stock of the Issuer (other than Redeemable Stock) after the Issue Date; plus

(3) in the case of a disposition, liquidation or repayment (including by way of dividends) of Investments by the Issuer and its Restricted Subsidiaries, subsequent to the Issue Date, in any Person subject to clause (3) above, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return on capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes; plus

(4) in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, the Fair Market Value of the Issuer’s interest in such Subsidiary; plus

(5) $175.0 million.

(b) Notwithstanding the foregoing, Section 4.01(a) will not prohibit:

(1) payment of any dividend on Capital Stock of any class within 60 days after the declaration thereof, or redemption of any Subordinated Debt within 30 days after giving notice of redemption thereof, if, on the date when the dividend was declared or such notice of redemption given, the Issuer or any Restricted Subsidiary could have paid such dividend or redeemed such Subordinated Debt in accordance with this Section 4.01;

(2) repayment or refinancing of any Subordinated Debt with Permitted Refinancing Debt, or any Restricted Payment made in exchange for, by conversion into or out of the net proceeds of the substantially concurrent sale (other than from or to a Subsidiary of the Issuer or from or to an employee stock ownership plan financed by loans from the Issuer or a Subsidiary of the Issuer) of shares of Capital Stock (other than Redeemable Stock) of the Issuer or from the net cash proceeds from the substantially concurrent contribution of common equity capital to the Issuer;

(3) the declaration and payment of dividends in an aggregate amount per fiscal quarter not to exceed $0.07 per share of the Issuer’s Common Stock;

(4) the acquisition of shares of Capital Stock in connection with (x) the exercise or vesting of employee or director stock options, stock appreciation rights, restricted stock units and other similar instruments and (y) the withholding of a portion of such Capital Stock to pay taxes associated therewith, and the purchase of fractional shares of Capital Stock of the Issuer or any Restricted Subsidiary arising out of stock dividends, splits or combinations or business combinations;

(5) the acquisition of shares of the Issuer’s Capital Stock pursuant to equity repurchases from future, present or former directors, officers or employees (or their respective family members, estates or trusts or other entities for the benefit of any of the foregoing) in an amount of up to $10.0 million per any fiscal year; provided that any unused amounts in any fiscal year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (5) not to exceed $20.0 million in any fiscal year;

(6) dividends on Redeemable Stock of the Issuer or a Restricted Subsidiary, or dividends on Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor, in each case incurred in compliance with Section 4.03;

(7) the payment of cash in lieu of the issuance of Capital Stock in connection with the conversion, retirement, repurchase or redemption of any series of Convertible Debt securities of the Issuer or its Restricted Subsidiaries;

(8) upon the occurrence of a change of control or an Asset Disposition and after the completion of the offer to purchase under Section 4.04 or Section 4.07 (including the purchase of all Notes tendered and required to be purchased), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Debt required under the terms thereof as a result of such change of control or Asset Disposition at a purchase or redemption price not to exceed 101% (in the case of a change of control) or 100% (in the case of an Asset Disposition) of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any; provided that, in the case of an Asset Disposition, such purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Debt does not exceed the Net Available Proceeds from such Asset Disposition;

(9) the payment of the deferred purchase price or earn-outs, including holdbacks (and the receipt of any corresponding consideration therefor), or payments with respect to fractional shares, in each case in connection with an acquisition to the extent such payment would have been permitted by this Indenture at the time of such acquisition;

(10) Restricted Payments, so long as the Total Net Leverage Ratio would not exceed 4.50 to 1.00;

(11) Restricted Payments in an aggregate amount not to exceed the greater of (x) $350.0 million and (y) 3.0% of Consolidated Total Assets in any fiscal year;

(12) Restricted Payments between and among the Issuer and/or any of its Restricted Subsidiaries relating to any intercompany restructuring and savings initiative or organizational realignment; and

(13) payments or distributions to the stockholders of the Issuer or any Restricted Subsidiary to satisfy dissenters’ or appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto, pursuant to applicable law or pursuant to or in connection with a consolidation, amalgamation, merger or transfer of assets that complies with the terms of this Indenture;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (5), (6), (10) and (11), no Default or Event of Default shall have occurred and be continuing or would otherwise occur as a consequence thereof.

(c) The amount of net proceeds from any exchange for, conversion into or sale of Capital Stock of the Issuer pursuant to Section 4.01(b)(2) shall be excluded from the calculation of the amount available for Restricted Payments pursuant to Section 4.01(a)(4)(iii)(2).

(d) For purposes of determining compliance with this Section 4.01, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (1) through (13) of Section 4.01(b) or pursuant to Section 4.01(a), the Issuer, in its sole discretion, may order and classify, and subsequently reorder and reclassify, such Restricted Payment in any manner in compliance with this Section 4.01.

Section 4.02. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary:

(1) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Issuer or any other Restricted Subsidiary or pay any Debt or other obligation owed to the Issuer or any other Restricted Subsidiary (it being understood that the priority of any Preferred Stock in receiving dividends, distributions or liquidating distributions prior to dividends, distributions or liquidating distributions being paid on Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and any subordination of any obligation to any other obligation shall not be deemed a restriction on the ability to pay any Debt or other obligation);

(2) to make loans or advances to the Issuer or any other Restricted Subsidiary (it being understood that the subordination of loans and advances to the Issuer or any of its Restricted Subsidiaries to other Debt incurred by the Issuer or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

(3) otherwise to transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.

(b) Notwithstanding the restrictions in Section 4.02(a), the Issuer may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction:

(1) pursuant to any agreement in effect on the Issue Date (including the Amended and Restated Credit Agreement and this Indenture);

(2) pursuant to this Indenture, the Notes and the Subsidiary Guarantees, if any;

(3) pursuant to an agreement relating to any Debt Incurred by or Capital Stock of a Person (other than a Restricted Subsidiary existing on the Issue Date or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary and outstanding on such date and not Incurred in connection with, or anticipation of, becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; provided that the Incurrence of such Debt was permitted under Section 4.03;

(4) pursuant to an agreement effecting a renewal, refunding, replacement, refinancing or extension of Debt Incurred pursuant to an agreement referred to in clause (1) or (3) of this Section 4.02(b); provided, however, that the provisions contained in such renewal, refunding, replacement, refinancing or extension agreement relating to such encumbrance or restriction are not materially more restrictive, taken as a whole, than the provisions contained in the agreement being renewed, refunded, replaced, refinanced or extended, in each case as determined in good faith by the Board of Directors or an Officer of the Issuer;

(5) in any security agreement (including a Finance Lease Obligation) securing Debt of a Restricted Subsidiary otherwise permitted under this Indenture; provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Debt repaid;

(6) in any customary non-assignment provision entered into in the ordinary course of business in licenses, leases and other contracts to the extent such provisions restrict the transfer, assignment or subletting of any such license or lease or the assignment of rights under any such contract;

(7) with respect to a Restricted Subsidiary, imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary; provided that such restriction terminates if such transaction is closed or abandoned;

(8) pursuant to restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(9) by virtue of any Restricted Investment not prohibited by Section 4.01 or any Permitted Investment;

(10) of a Receivables Subsidiary effected in connection with a Permitted Securitization; provided that such restrictions apply only to such Receivables Subsidiary;

(11) in bona fide contracts for the sale of any property or assets;

(12) any encumbrance or restriction contained in the terms of any Debt or Capital Stock otherwise permitted to be Incurred under this Indenture if the Issuer determines that any such encumbrance or restriction either (i) will not materially affect the Issuer’s ability to make principal or interest payments on the Notes and such restrictions are not materially less favorable to Holders of Notes than is customary in comparable financings or (ii) are not materially more restrictive, taken as a whole, with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date or those contained in this Indenture or the Amended and Restated Credit Agreement, in each case as determined in good faith by the Board of Directors or an Officer of the Issuer;

(13) restrictions applicable to Foreign Subsidiaries;

(14) customary provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment), which limitation is applicable only to the assets that are the subject of such agreements; or

(15) if such encumbrance or restriction is the result of applicable laws or any applicable rule, regulation or order.

Section 4.03. Limitation on Debt.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, Incur any Debt, except that the Issuer and any Subsidiary Guarantor may Incur Debt if after giving pro forma effect to the Incurrence of such Debt and the receipt and application of the proceeds thereof the Consolidated Fixed Charge Coverage Ratio of the Issuer and its Restricted Subsidiaries would be not less than 2.00 to 1.00.

(b) Notwithstanding Section 4.03(a), the following Debt may be Incurred (collectively, the “Permitted Debt”):

(1) Debt of the Issuer or any Restricted Subsidiary under one or more Debt Facilities in an aggregate principal amount Incurred under this clause (1) at any one time outstanding not to exceed the sum of (i) $1,500.0 million, plus (ii) the greater of (x) $500.0 million and (y) an amount such that, after giving pro forma effect thereto, the Secured Net Leverage Ratio (treating all Debt Incurred under this clause (1) as secured by Liens on the assets of the Issuer, including all undrawn amounts under the revolving portion of any Debt Facility) of the Issuer and its Restricted Subsidiaries would not exceed 2.50 to 1.00 (provided that, any Debt Incurred pursuant to this clause (ii) may only be Incurred by the Issuer and the Subsidiary Guarantors), plus, in the case of any refinancing of any Debt permitted under this clause (1) or any portion thereof, any increase in the amount of such Debt in connection with any refinancing expenses, accrued and unpaid interest, premiums and other costs and expenses Incurred in connection therewith;

(2) Debt of the Issuer or any Restricted Subsidiary outstanding on the Issue Date and not otherwise referred to in clause (1) of this Section 4.03(b);

(3) Debt owed by the Issuer to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to the Issuer or a Restricted Subsidiary; provided, however, that:

(A) any such Debt owing by the Issuer or a Subsidiary Guarantor to a Restricted Subsidiary that is not a Subsidiary Guarantor shall be expressly subordinated in right of payment to the Notes, other than the Incurrence and refinancing of Debt owed by the Issuer or a Subsidiary Guarantor to a Restricted Subsidiary for the purpose of the repatriation of cash to the United States; and

(B) upon either the transfer or other disposition by such Restricted Subsidiary or the Issuer of any Debt so permitted to a Person other than the Issuer or another Restricted Subsidiary or the issuance (other than directors’ qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Restricted Subsidiary to a Person other than the Issuer or another Restricted Subsidiary such that it ceases to be a Restricted Subsidiary, the provisions of this clause (3) shall no longer be applicable to such Debt, and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

(4) Debt consisting of the Notes and the Issuer’s 6.625% notes due 2032 (other than any Additional Notes for each such series);

(5) the Subsidiary Guarantees and Guarantees by the Issuer or any Restricted Subsidiary of any Debt of the Issuer or a Restricted Subsidiary permitted to be Incurred under this Indenture; provided that this clause (5) shall not permit Guarantees by a Restricted Subsidiary that is not a Subsidiary Guarantor of Debt that is permitted to be Incurred only by the Issuer or a Subsidiary Guarantor pursuant to this Section 4.03;

(6) Debt of the Issuer or any of its Restricted Subsidiaries represented by Finance Lease Obligations or purchase money obligations, in each case, Incurred for the purpose of financing all or any part of the purchase price or cost of acquisition, construction, repair or improvement of property, plant or equipment used in the business of the Issuer or such Restricted Subsidiary, in an aggregate principal amount, including all Debt Incurred to refund or refinance any Debt Incurred pursuant to this clause (6), not to exceed, at any one time outstanding, 5.0% of Consolidated Total Assets determined at the time of Incurrence, whether such Incurrence of Debt is prior to or following such acquisition, construction, repair or improvement;

(7) to the extent constituting Debt, Debt of the Issuer or any Restricted Subsidiary under Permitted Interest Rate, Currency or Commodity Price Agreements;

(8) Permitted Acquisition Debt;

(9) Permitted Refinancing Debt which is exchanged for, or the proceeds of which are used to refinance or refund, or any extension or renewal of Debt Incurred pursuant to Section 4.03(a) or pursuant to clauses (2), (4), (5), (6), (8), (16) or (17) of this Section 4.03(b) and this clause (9);

(10) to the extent constituting Debt, Debt Incurred by the Issuer or any of its Restricted Subsidiaries in Permitted Securitizations; provided that any Debt Incurred after the Issue Date under this clause (10) by Restricted Subsidiaries that are not Subsidiary Guarantors in Permitted Securitizations shall not exceed, at any one time outstanding, an aggregate principal amount of $975.0 million;

(11) Obligations arising from agreements by the Issuer or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs, deferred compensation or other similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business or assets;

(12) Debt Incurred by the Issuer or its Restricted Subsidiaries in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance, self-insurance obligations, take-or-pay obligations contained in supply arrangements, letters of credit, bank guarantees, bankers’ acceptances, performance, bid, surety and similar bonds and completion Guarantees (not for borrowed money) provided in the ordinary course of business;

(13) to the extent constituting Debt, Debt of the Issuer or any of its Restricted Subsidiaries under Permitted Cash Management Services Agreements;

(14) Debt representing deferred compensation to employees of the Issuer or any Restricted Subsidiaries Incurred in the ordinary course of business;

(15) Contribution Indebtedness;

(16) Debt Incurred by the Issuer or the Subsidiary Guarantors for the benefit of joint ventures, and including any renewals, extensions, substitutions, refinancings or replacements of such Debt, in an aggregate principal amount not to exceed, at any one time outstanding, the greater of (x) $300.0 million and (y) 2.5% of Consolidated Total Assets determined at the time of Incurrence; and

(17) in addition to the items referred to in clauses (1) through (16) of this Section 4.03(b), Debt of the Issuer or any Restricted Subsidiary which, together with any other outstanding Debt Incurred pursuant to this clause (17), and including any renewals, extensions, substitutions, refinancings or replacements of such Debt, has an aggregate principal amount at any one time outstanding not to exceed the greater of (x) $1,200.0 million and (y) 10.0% of Consolidated Total Assets determined at the time of Incurrence.

(c) For purposes of determining compliance with, and the outstanding principal amount of any particular Debt Incurred pursuant to, and in compliance with, this Section 4.03:

(1) in the event that Debt meets the criteria of more than one of the types of Debt described in Section 4.03(a) and Section 4.03(b), the Issuer, in its sole discretion, may classify such item of Debt on the date of Incurrence (or later classify or reclassify such Debt, in its sole discretion) in any manner permitted by this Section 4.03 and shall only be required to include the amount and type of such Debt in one of such clauses; provided that (x) all Debt outstanding on the Issue Date under the Revolving Credit Facility or Incurred pursuant to the commitments thereunder in effect on the Issue Date shall be deemed Incurred under Section 4.03(b)(1)(i) and may not later be reclassified, (y) all Debt outstanding on the Issue Date under this Indenture shall be deemed Incurred under Section 4.03(b)(2) and may not later be reclassified, and (z) for the avoidance of doubt, Debt Incurred by a Restricted Subsidiary that is not a Subsidiary Guarantor may not be classified or reclassified under any clause of Section 4.03(a) or 4.03(b) that is available only for Incurrence by the Issuer or a Subsidiary Guarantor;

(2) Guarantees of, or obligations in respect of letters of credit relating to, Debt which is otherwise included in the determination of a particular amount of Debt shall not be included;

(3) the principal amount of any Redeemable Stock of the Issuer or a Restricted Subsidiary or of any Preferred Stock of a Restricted Subsidiary that is not a Subsidiary Guarantor will be equal to the greater of the maximum redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof;

(4) Debt permitted by this covenant need not be permitted solely by reference to one provision permitting such Debt but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Debt;

(5) any Receivables Sale shall be the amount for which there is recourse to the seller; and

(6) the amount of Debt issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d) Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Debt and the payment of dividends in the form of additional shares of Preferred Stock or Redeemable Stock will not be deemed to be an Incurrence of Debt for purposes of this Section 4.03.

(e) For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term Debt, or first committed, in the case of revolving credit Debt; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. Notwithstanding any other provision of this Section 4.03, the maximum amount of Debt that the Issuer and its Restricted Subsidiaries may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.

Section 4.04. Limitation on Asset Dispositions.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration for such Asset Disposition at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Disposition) for the assets or Capital Stock sold or disposed of; and

(2) in the case of an Asset Disposition or series of related Asset Dispositions having a Fair Market Value of at least the greater of (x) $90.0 million and (y) 0.75% of Consolidated Total Assets, at least 75% of the consideration for such Asset Disposition or series of related Asset Dispositions and all other Asset Dispositions consummated since the Issue Date consists of:

(A) cash or Cash Equivalents;

(B) marketable securities to the extent sold for cash within 30 days;

(C) the assumption of Debt or other liabilities (other than contingent liabilities) of the Issuer or such Restricted Subsidiary (other than Debt or liabilities that are subordinated to the Notes or such Restricted Subsidiary’s Subsidiary Guarantee) relating to such assets and release from all liability on the Debt or liabilities assumed;

(D) Replacement Assets;

(E) Designated Non-cash Consideration; or

(F) any combination of the foregoing;

provided that the amount of any consideration received by the Issuer or such Restricted Subsidiary that is converted into cash within 180 days of the closing of such Asset Disposition shall be deemed to be cash for purposes of this Section 4.04(a) (to the extent of the cash received). The foregoing clauses (1) or (2) of this Section 4.04(a) shall not apply with respect to any condemnation, event of loss or other involuntary Asset Disposition.

(b) Within 365 days after the receipt of any Net Available Proceeds from an Asset Disposition, the Issuer (or the applicable Restricted Subsidiary, as the case may be), may apply such Net Available Proceeds at its option, in any combination of the following:

(1) to repay, repurchase or otherwise retire (i) any Debt of the Issuer or any Subsidiary Guarantor that is not Subordinated Debt or (ii) any Debt of any Restricted Subsidiary of the Issuer that is not a Subsidiary Guarantor, in each case, other than Debt owed to the Issuer or an Affiliate of the Issuer;

(2) to acquire Replacement Assets or make capital expenditures; provided that, the Issuer or such Restricted Subsidiary will be deemed to have complied with its obligations under this Section 4.04(b) if it enters into a binding commitment to acquire Replacement Assets prior to 365 days after the receipt of the applicable Net Available Proceeds and such acquisition of Replacement Assets is consummated prior to 545 days after the date of receipt of the applicable Net Available Proceeds; provided, further, that upon any abandonment or termination of such commitment, the Net Available Proceeds not so applied shall constitute Excess Proceeds and be applied as set forth in Section 4.04(c); or

(3) any combination of the foregoing.

(c) Any Net Available Proceeds that are not applied or invested as provided in Section 4.04(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million, or earlier, at the Issuer’s election, the Issuer will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Debt outstanding with similar provisions requiring the Issuer to make an offer to purchase such Debt with the proceeds from any Asset Disposition as follows:

(1) the Issuer will make an offer to purchase from all Holders of the Notes in accordance with the procedures set forth in this Indenture in the maximum principal amount (expressed in amounts of $2,000 or integral multiples of $1,000 in excess thereof) of Notes that may be purchased out of an amount (the “Note Amount”) equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Debt (subject to proration in the event such amount is less than the aggregate Offered Price for all Notes tendered); and

(2) to the extent required by such Pari Passu Debt, the Issuer will make an offer to purchase or otherwise repurchase or redeem Pari Passu Debt (a “Pari Passu Offer”) in an amount (the “Pari Passu Debt Amount”) equal to the excess of the Excess Proceeds over the Note Amount. However, in no event will the Issuer be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Debt plus the amount of any premium required to be paid to repurchase such Pari Passu Debt.

(d) The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to, but not including, the date such offer to purchase is consummated (the “Offered Price”), in accordance with the procedures set forth in this Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the offer to purchase is less than the Note Amount relating to the tendered Notes or the aggregate amount of Pari Passu Debt that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Issuer may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Debt surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and Pari Passu Debt to be purchased on a pro rata basis; provided that, in the case of Global Notes, beneficial interests in such Notes shall be repurchased on a pro rata basis based on amounts tendered only if such proration is consistent with the procedures of the applicable clearing system; otherwise, such beneficial interests shall be selected for repurchase in accordance with such procedures. Upon the completion of the purchase of all the Notes tendered pursuant to an offer to purchase and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

(e) If the Issuer becomes obligated to make an offer to purchase pursuant to this Section 4.04, the Notes (in amounts of $2,000 and integral multiples of $1,000 in excess thereof), and the Pari Passu Debt shall be purchased by the Issuer, at the option of the Holders thereof, in whole or in part, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the offer to purchase is given to Holders, or such later date as may be necessary for the Issuer to comply with the requirements under the Exchange Act.

(f) The Issuer shall comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with an offer to purchase. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.04, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.04 by virtue of such compliance.

Section 4.05. Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction or series of related transactions having a value in excess of $25.0 million with or for the benefit of an Affiliate of the Issuer or a Restricted Subsidiary, including any Investment, either directly or indirectly, unless such transaction is on terms not materially less favorable to the Issuer or such Restricted Subsidiary (taken as a whole) than those that could reasonably be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate or is otherwise fair to the Issuer from a financial point of view. For any transaction or series of related transactions involving aggregate value in excess of $50.0 million, such transaction or series of related transactions is approved by either (x) a majority of the Disinterested Directors of the Board of Directors of the Issuer, if any, or in the event there is only one Disinterested Director, by such Disinterested Director, or (y) the audit committee of the Board of Directors of the Issuer (with any Director on such committee that is not a Disinterested Director recusing himself or herself). For the avoidance of doubt, any intercompany transaction between and among the Issuer and/or any of its Restricted Subsidiaries shall not be deemed a transaction with an Affiliate.

(b) The preceding requirements shall not apply to:

(1) any transaction pursuant to agreements in effect on the Issue Date, as these agreements may be amended, modified, supplemented, extended or renewed from time to time, so long as any such amendment, modification, supplement, extension or renewal is not more disadvantageous to the Holders in any material respect in the good faith judgment of the Board of Directors or senior management of the Issuer, when taken as a whole, than the terms of the agreements in effect on the Issue Date;

(2) any employment agreement or employee benefit arrangements with any officer or director, including under any stock option or stock incentive plans, entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business of the Issuer or such Restricted Subsidiary or approved by a majority of the disinterested members of the Board of Directors;

(3) (x) transactions between or among the Issuer and/or its Restricted Subsidiaries and (y) any Guarantees issued by the Issuer or a Restricted Subsidiary for the benefit of the Issuer or a Restricted Subsidiary, as the case may be, in accordance with Section 4.03;

(4) any transaction with any Person (x) that is not an Affiliate of the Issuer immediately before the consummation of such transaction that becomes an Affiliate of the Issuer as a result of such transaction or (y) that is an Affiliate of the Issuer solely because the Issuer, directly or indirectly, owns Capital Stock in, or controls, such Person;

(5) transactions with joint ventures entered into in the ordinary course of business; provided that no other Affiliate of the Issuer (other than a Subsidiary thereof) directly or indirectly holds any Capital Stock of such joint venture;

(6) payment of reasonable directors fees to Persons who are not otherwise employees of the Issuer;

(7) indemnities of officers, directors and employees of the Issuer or any Subsidiary of the Issuer pursuant to bylaws, or statutory provisions or indemnification agreements or the purchase of indemnification insurance for any director or officer;

(8) any Restricted Payment or Permitted Investment that is permitted to be made pursuant to Section 4.01;

(9) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of the business of the Issuer and its Restricted Subsidiaries and otherwise in compliance with the terms of this Indenture; provided that, as determined in good faith by senior management of the Issuer, such transactions are on terms that are not materially less favorable to the Issuer or the relevant Restricted Subsidiary (taken as a whole) than those that could reasonably have been obtained at the time of such transactions in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;

(10) the grant, issuance or sale of Capital Stock (other than Redeemable Stock) to Affiliates of the Issuer and the granting of registration rights and other customary rights in connection therewith;

(11) any transaction as to which the Issuer delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience in appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are no less favorable to the Issuer or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate;

(12) written agreements entered into or assumed in connection with mergers or acquisitions of other businesses with Persons who were not Affiliates prior to such transactions; provided that such agreement was not entered into in contemplation of such merger or acquisition, and any amendment thereto, so long as any such amendment is not disadvantageous to the Holders in the good faith judgment of the Board of Directors or senior management of the Issuer, when taken as a whole, as compared to the applicable agreement as in effect on the date of such acquisition or merger;

(13) payments to Affiliates on or with respect to debt securities or other Debt of the Issuer or any Subsidiary on a similar basis as payments are made or offered to holders of such debt securities or Debt held by Persons other than Affiliates and otherwise in accordance with this Indenture;

(14) any lease entered into between the Issuer or any Restricted Subsidiary, as lessee, and any Affiliate of the Issuer, as lessor, and transactions pursuant to that lease which lease is approved by the Board of Directors or senior management of the Issuer in good faith; and

(15) any customary transaction with a Receivables Subsidiary effected as part of a Permitted Securitization, any disposition of accounts receivable and related assets in connection with any Permitted Securitization and any repurchase of accounts receivable and related assets pursuant to a repurchase obligation in connection with a Permitted Securitization.

Section 4.06. Limitation on Liens.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than a Permitted Lien) on any property or asset (including any intercompany notes) of the Issuer or a Restricted Subsidiary now owned or hereafter acquired, or assign or convey a right to receive any income or profits from such Liens, to secure (i) any Debt of the Issuer unless prior to, or contemporaneously therewith, the Notes are equally and ratably secured for so long as such other Debt is so secured, or (ii) any Debt of any Subsidiary Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantee of such Subsidiary Guarantor is equally and ratably secured for so long as such other Debt is so secured; provided, however, that if such Debt is expressly subordinated to the Notes or a Subsidiary Guarantee, the Lien securing such Debt will be subordinated and junior to the Lien securing the Notes or such Subsidiary Guarantee, as the case may be, with the same relative priority as such Debt has with respect to the Notes or such Subsidiary Guarantee.

(b) Following the Termination Date, the Issuer may elect by written notice to the Trustee to be subject to Section 1007 of the Base Indenture in lieu of this Section 4.06 and the related definition of “Permitted Liens.”

(c) Notwithstanding the foregoing, any Lien securing the Notes or any Subsidiary Guarantee granted pursuant to this Section 4.06 will be automatically and unconditionally released and discharged upon the release by the holders of Debt in accordance with Section 4.09 of their Lien on the property or assets of the Issuer or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt), at such time as the holders of all such Debt also release their Lien on the property or assets of the Issuer or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person that is not an Affiliate of the Issuer of the property or assets secured by such Lien, or of all of the Capital Stock held by the Issuer or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien.

(d) With respect to any Lien securing Debt that was permitted to secure such Debt at the time of the Incurrence of such Debt, such Lien shall also be permitted to secure any Increased Amount of such Debt. The “Increased Amount” of any Debt means any increase in the amount of such Debt in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Debt with the same terms, accretion of original issue discount or liquidation preference, any fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection therewith and increases in the amount of Debt outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Debt.

(e) For purposes of determining compliance with this Section 4.06, (A) a Lien need not be incurred solely by reference to one category of Permitted Liens described in the definition thereof but is permitted to be incurred in part under any combination thereof and of any other available exemption and (B) in the event that a Lien (or any portion thereof) meets the criteria of one or more of the categories of Permitted Liens, the Issuer will, in its sole discretion, be entitled to divide, classify or reclassify, in whole or in part, any such Lien (or any portion thereof) among one or more of such categories or clauses in any manner; provided that any Lien securing Debt outstanding on the Issue Date under the Revolving Credit Facility or Incurred pursuant to the commitments thereunder in effect on the Issue Date shall be deemed incurred under clause (1) of the definition of “Permitted Liens” and may not later be reclassified.

Section 4.07. Offer to Repurchase Upon Change of Control.

(a) If a change of control triggering event occurs with respect to the Notes, unless the Issuer has exercised its option to redeem such Notes by mailing notice of such redemption to the registered holders of the Notes being redeemed, the Issuer will be required to make an offer (a “change of control offer”) to each Holder of the Notes with respect to which such change of control triggering event has occurred to repurchase all of such holder’s Notes or any part of such holder’s Notes such that the principal amount that remains outstanding of each Note not repurchased in full equals $2,000 or an integral multiple of $1,000 in excess thereof on the terms set forth in such Notes. In a change of control offer, the Issuer shall be required to offer payment in cash equal to 101% of the principal amount of any Notes repurchased, plus accrued and unpaid interest, if any, on the Notes repurchased to the date of repurchase (a “change of control payment”).

(b) Within 30 days following any change of control triggering event or, at the Issuer’s option, prior to any change of control, but after public announcement of the transaction that constitutes or may constitute the change of control, a notice will be mailed to holders of the Notes, as the case may be, describing the transaction that constitutes or may constitute the change of control triggering event and offering to repurchase such Notes on the date specified in the applicable notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or delivered electronically (a “change of control payment date”). The notice will, if mailed or delivered electronically prior to the date of consummation of the change of control, state that the change of control offer is conditioned on the change of control triggering event occurring on or prior to the applicable change of control payment date.

(c) Upon the change of control payment date, the Issuer shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the change of control offer;

(2) deposit with the paying agent an amount equal to the change of control payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being repurchased.

(d) The Issuer shall not be required to make a change of control offer upon the occurrence of a change of control triggering event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and the third party repurchases all Notes properly tendered and not withdrawn under its offer. In addition, the Issuer shall not repurchase any Notes if there has occurred and is continuing on the change of control payment date an event of default under this Indenture, other than a default in the payment of the change of control payment upon a change of control triggering event.

(e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a change of control triggering event. To the extent that the provisions of any securities laws or regulations conflict with the change of control offer provisions of the Notes, the Issuer shall comply with those securities laws and regulations and shall not be deemed to have breached its obligations under the change of control offer provisions of the Notes by virtue of any such conflict.

Section 4.08. Future Guarantees.

(a) On and after the Issue Date, if any Domestic Subsidiary that is not already a Subsidiary Guarantor guarantees any Debt of the Issuer or a Subsidiary Guarantor under, or becomes an obligor under, (i) any credit facility, debt facility, indenture, note purchase agreement or commercial paper facility, in each case, with banks or other financial institutions or lenders or investors, providing for revolving credit loans, term loans, private placement bonds or other debt securities of the Issuer or any Subsidiary Guarantor consisting of debt for money borrowed in the form of loans or other obligations from banks, institutional lenders or other financial institutions (other than (x) Debt under the Revolving Credit Facility Incurred pursuant to Section 4.03(b)(1)(i), (y) any Permitted Securitization Incurred pursuant to Section 4.03(b)(10) or (z) any Finance Lease Obligation or purchase money obligation Incurred pursuant to Section 4.03(b)(6)) or (ii) any Capital Markets Debt issued by the Issuer or any Subsidiary Guarantor, in the case of each of clauses (i) and (ii), in an aggregate principal amount or commitment amount, as the case may be, in excess of $50.0 million, then such Domestic Subsidiary will become a Subsidiary Guarantor and execute a supplemental indenture to this Indenture, the form of which is attached hereto as Exhibit B, within 60 days of the date on which it became a guarantor or borrower with respect to such other Debt; provided that if such other Debt is by its express terms subordinated in right of payment to the Notes, any such Guarantee by such Domestic Subsidiary with respect to such other Debt shall be subordinated in right of payment to such Domestic Subsidiary’s Guarantee of the Notes.

(b) The Subsidiary Guarantee of any Subsidiary Guarantor will be automatically and unconditionally released and discharged:

(1) in connection with any sale, transfer or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if the sale or other disposition does not violate Section 4.04;

(2) in connection with any sale, transfer or other disposition of Capital Stock of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Restricted Subsidiary of the Issuer, if after such sale, transfer or disposition, the Subsidiary Guarantor would cease to be a Restricted Subsidiary and the sale or other disposition does not violate Section 4.04;

(3) upon the legal defeasance, covenant defeasance or satisfaction and discharge of this Indenture in compliance with Article Fourteen of the Base Indenture;

(4) if the Issuer designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of this Indenture; or

(5) at such time as the Subsidiary Guarantor is released from its obligations under all Guarantees or other Debt the Incurrence of which required, or would require, such Subsidiary Guarantor to Guarantee the Notes pursuant to Section 4.08(a), and no Event of Default has occurred and is continuing.

(c) None of the Issuer, the Trustee nor any Subsidiary Guarantor will be required to make a notation on the Notes to reflect any such release and discharge. By their acquisition of the Notes, the Holders acknowledge that any such release of a Subsidiary Guarantee in accordance with the terms of this Indenture will be deemed not to impair their repayment rights under the Notes.

Section 4.09. Termination of Certain Covenants.

(a) If on any date following the Issue Date, the Notes (x) have an investment grade rating from at least two of the rating agencies, and (y) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day (the “Termination Date”) and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the following sections of this First Supplemental Indenture shall be terminated, and the Issuer shall be released from its obligations thereunder:

(1) Section 4.01;

(2) Section 4.02;

(3) Section 4.03;

(4) Section 4.04;

(5) Section 4.05;

(6) Section 4.08 (but only with respect to any Person that is required to become a Subsidiary Guarantor after the Termination Date); and

(7) Section 4.10;

provided that, following the Termination Date, the Issuer may elect by written notice to the Trustee to be subject to the covenants limiting liens and mergers, consolidations and transfers of all or substantially all assets set forth in Section 1007 and Article Eight, respectively, of the Base Indenture instead of Section 4.06 and Section 5.01, respectively, of this First Supplemental Indenture.

(b) Following the Termination Date, the Board of Directors may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries unless such designation would have complied with Section 4.01 as if Section 4.01 were in effect during such period.

(c) Promptly following the release from the obligations under the covenants pursuant to this Section 4.09, the Issuer will provide an Officer’s Certificate to the Trustee regarding such occurrence. The Trustee shall have no obligation to independently determine, monitor or verify if a release has occurred under or notify the Holders of any such release.

Section 4.10. Designation of Restricted and Unrestricted Subsidiaries.

(a) The Issuer, by delivery of an Officer’s Certificate to the Trustee, may designate any Restricted Subsidiary to be an “Unrestricted Subsidiary,” in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary, if:

(1) neither the Issuer nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) provides credit support for, or a Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Issuer and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity, except in either case to the extent that the amount of any such Debt constitutes a Restricted Payment or Permitted Investment that is made in compliance with Section 4.01;

(2) such Subsidiary does not own any Capital Stock of, or does not own or hold any Lien on any property of, any other Restricted Subsidiary which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary;

(3) at the time of designation, the Issuer could make a Restricted Payment or Permitted Investment in an amount equal to the Fair Market Value of its interest in such Subsidiary pursuant to Section 4.01;

(4) such Subsidiary is a Person with respect to which neither the Issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation to (i) subscribe for additional Capital Stock of such Subsidiary or (ii) maintain or preserve such Subsidiary’s financial condition or to cause such Subsidiary to achieve any specified levels of operating results, except in either case to the extent that the amount of any such obligation constitutes a Restricted Payment or Permitted Investment that is made in compliance with Section 4.01; and

(5) no Default shall have occurred and be continuing at the time of, or immediately after giving effect to, such designation.

(b) The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Issuer in such Subsidiary on the date of designation in an amount equal to the Fair Market Value of the Issuer’s Investment therein.

(c) The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the Incurrence at the time of designation of any Investment, Debt or Liens of such Subsidiary existing at such time.

(d) The Trustee shall have no duty whatsoever to monitor or inquire whether a Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary and may be entitled to conclusively rely on the Officer’s Certificates delivered to it by the Issuer in accordance with this Section 4.10.

ARTICLE 5

SUCCESSORS

This Article 5 shall apply in lieu of Article Eight of the Base Indenture and shall apply solely for purposes of the Notes and not for purposes of any other Securities.

Section 5.01. Merger, Consolidation or Sale of All or Substantially All Assets.

(a) The Issuer shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in a single transaction or series of related transactions to, another Person, unless:

(1) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Issuer) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Issuer under this Indenture and the Notes;

(2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

(3) immediately after giving pro forma effect to such transaction and treating any Debt which becomes an obligation of the Issuer or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Issuer or such Restricted Subsidiary at the time of the transaction, either (i) the Issuer (including any Successor Company) could Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to Section 4.03(a), or (ii) the Consolidated Fixed Charge Coverage Ratio of the Issuer or such Successor Company is not less immediately after such transaction than it was immediately before such transaction;

(4) at the time of such transaction, unless the Issuer is the Successor Company, each Subsidiary Guarantor will have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under this Indenture and the Notes; and

(5) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligation of the Successor Company, subject to customary exceptions and qualifications.

Following the Termination Date, the Issuer may elect by written notice to the Trustee to be subject to the provisions of Article Eight of the Base Indenture in lieu of this Section 5.01(a) and Section 5.01(b)(1) of this First Supplemental Indenture.

Notwithstanding the foregoing, (i) any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary, (ii) the provisions of clauses (2) and (3) above shall not apply to a merger of the Issuer with or into a Restricted Subsidiary, and (iii) this Section 5.01(a) shall not apply to any transfer of assets between or among the Issuer and/or any Restricted Subsidiary.

For purposes of this Section 5.01(a), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Issuer.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture, and, except in the case of a lease of all or substantially all its assets, the Issuer will be released from the obligation to pay the principal of, and interest on, the Notes and all other obligations under this Indenture.

(b) To the extent any Domestic Subsidiary becomes a Subsidiary Guarantor after the Issue Date, except in circumstances under which this Indenture provides for the release of Subsidiary Guarantees pursuant to Section 4.08, no such Subsidiary Guarantor will, and the Issuer will not permit a Subsidiary Guarantor to, consolidate with or merge with or into, or convey or transfer or lease all or substantially all its assets to, another Person (other than the Issuer or another Subsidiary Guarantor), unless at the time and after giving effect thereto:

(1)

(A) the resulting, surviving or transferee Person (the “Successor Subsidiary Guarantor”) shall be a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Subsidiary Guarantor (if not the Subsidiary Guarantor) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Subsidiary Guarantor under this Indenture and its Subsidiary Guarantee;

(B) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

(C) the Subsidiary Guarantor shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture constitutes the legal, valid and binding obligations of the Successor Company, subject to customary exceptions and qualifications; or

(2) such transaction does not violate Section 4.04.

For purposes of this Section 5.01(b), the sale, lease, conveyance, assignment, transfer, or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of a Subsidiary Guarantor, which properties and assets, if held by such Subsidiary Guarantor instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Subsidiary Guarantor on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of such Subsidiary Guarantor.

The Successor Subsidiary Guarantor will succeed to, and be substituted for, and may exercise every right and power of, the Subsidiary Guarantor under this Indenture, but, in the case of a lease of all or substantially all its assets, the Subsidiary Guarantor will not be released from its obligations under its Subsidiary Guarantee.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

(a) The “Events of Default” shall be the “Events of Default” in accordance with Section 501 of the Base Indenture; provided that, solely for purposes of the Notes and not for purposes of any other Securities, clauses (4) and (7) of Section 501 of the Base Indenture are hereby amended and restated in their entirety as follows:

(4) failure to perform any other covenant or agreement of the Issuer under this Indenture or the Notes and such default continues for 60 days (or 120 days with respect to Section 703 of the Base Indenture) after written notice to the Issuer by the Trustee or holders of at least 25% in aggregate principal amount of outstanding Notes;

(7) default under the terms of any instrument evidencing or securing any Debt of the Issuer or any Restricted Subsidiary having an outstanding principal amount of $200.0 million, individually or in the aggregate, which default results in the acceleration of the payment of such Debt or constitutes the failure to pay the principal amount of such Debt when due (after giving effect to any applicable grace period provided in such Debt) and which accelerated or principal amount, individually or in the aggregate, exceeds $200.0 million and if, within 20 business days of such payment default or acceleration, such Debt has not been discharged or such payment default has not been cured or such acceleration has not been rescinded or annulled; provided that in connection with any series of convertible or exchangeable securities (a) any conversion or exchange of such securities by a holder thereof into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock, (b) the rights of holders of such securities to convert or exchange into shares of Capital Stock, cash or a combination of cash and shares of Capital Stock and (c) the rights of holders of such securities to require any repurchase by the Issuer of such securities in cash shall not, in itself, constitute an Event of Default under this clause (7).

(b) Solely for purposes of the Notes and not for purposes of any other Securities, each of the following events shall also be an additional “Event of Default”:

(1) default in the payment of principal, premium and interest on Notes required to be purchased pursuant to an offer to purchase in compliance with Section 4.04 or Section 4.07 when due and payable;

(2) failure to perform or comply with the provisions of Section 5.01; and

(3) the rendering of one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency against the Issuer or any Restricted Subsidiary or any of their respective properties that require payments in an amount in excess of $200.0 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance), which payment obligation remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired or been extinguished.

(c) For the avoidance of doubt, the remaining provisions of Section 501 and Section 502 of the Base Indenture shall apply to the Notes.

(d) The Trustee shall have no obligation to determine compliance with any covenant of the Indenture and may be entitled to conclusively rely on the Officer’s Certificates delivered to it by the Issuer.

ARTICLE 7

DEFEASANCE AND COVENANT DEFEASANCE

Section 7.01. Defeasance and Covenant Defeasance.

(a) Solely for purposes of the Notes and not for purposes of any other Securities, Sections 4.01, 4.02, 4.03, 4.04, 4.05, 4.06 (and, if applicable pursuant to Section 4.06(b), Section 1007 of the Base Indenture), 4.07, 4.08, 4.10 and 5.01(a)(3) of this First Supplemental Indenture shall be subject to Section 1008 and Article Fourteen of the Base Indenture.

(b) For the avoidance of doubt, the remaining provisions of Section 1008 and Article Fourteen of the Base Indenture shall apply to the Notes.

ARTICLE 8

AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.01. Without Consent of Holders.

(a) Solely for purposes of the Notes and not for purposes of any other Securities, clauses (1) and (10) of Section 901 of the Base Indenture are hereby amended and restated in their entirety as follows:

(1) to evidence the succession of another Person to the Issuer or any Subsidiary Guarantor under this Indenture, the Notes or the applicable Subsidiary Guarantee, and the assumption by any such successor of the covenants of the Issuer or such Subsidiary Guarantor under this Indenture, the Notes and such Subsidiary Guarantee in accordance with Section 5.01 of the First Supplemental Indenture;

(10) to cure any ambiguity, or to correct or supplement any provision in this Indenture or in any supplemental indenture, the Notes or any Subsidiary Guarantee which may be defective or inconsistent with any other provision in this Indenture, the Notes or any Subsidiary Guarantee.

(b) Solely for purposes of the Notes and not for purposes of any other Securities, Section 901 of the Base Indenture is hereby amended to include clauses (12) and (13) as follows:

(12) to add a Subsidiary Guarantor under this Indenture or otherwise provide a Guarantee of the Notes; and

(13) to conform the text of this Indenture, the Notes or any Subsidiary Guarantees to any provision of this Section 901 to the extent such provision was intended to be a recitation of a provision of the Indenture, as confirmed in an Officers’ Certificate delivered to the Trustee.

(c) For the avoidance of doubt, the remaining provisions of Section 901 of the Base Indenture shall apply to the Notes.

Section 8.02. With Consent of Holders.

(a) Solely for purposes of the Notes and not for purposes of any other Securities, Section 902 of the Base Indenture is hereby amended to include clauses (4) and (5) as follows:

(4) amend any provisions relating to the redemption of the Notes (other than the notice provisions) to reduce the premium payable or change the dates on which the Notes may be redeemed, it being understood that, for the avoidance of doubt, the provisions of Section 4.04 or Section 4.07 of the First Supplemental Indenture shall not be covered by this clause (4); or

(5) modify any Subsidiary Guarantee in any manner adverse to the holders of the Notes, except in accordance with this Indenture.

(b) For the avoidance of doubt, the remaining provisions of Section 902 of the Base Indenture shall apply to the Notes.

Section 8.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 8.04. Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver.

Section 8.05. Notation on or Exchange of Notes.

(a) The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

(b) Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 8.06. Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 8 if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or waiver is authorized or permitted by the Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company and any Guarantor party thereto, enforceable against them in accordance with its terms, subject to customary exceptions and qualifications, and complies with the provisions hereof (including Section 8.03).

ARTICLE 9

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 9.01. Immunity of Incorporators, Stockholders, Officers and Directors.

Solely for purposes of the Notes and not for purposes of any other Securities:

(a) No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Company or any Subsidiary Guarantor shall have any liability for any obligations of the Company or any Restricted Subsidiary under the Notes, this Indenture, any Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and any Subsidiary Guarantees.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Notices. Solely for purposes of the Notes and not for purposes of any other Securities, Section 105 of the Base Indenture is hereby amended and restated as follows:

(a) Any notice or communication to the Company, any Subsidiary Guarantor or the Trustee is duly given if in writing and (1) delivered in person, (2) mailed by first-class mail (certified or registered, return receipt requested), postage prepaid, or overnight air courier guaranteeing next day delivery or (3) sent by facsimile or electronic transmission, to its address:

if to the Company or any Subsidiary Guarantor:

c/o Newell Brands Inc.

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

Telephone: 1-770-418-7710

Email: Bradford.Turner@newellco.com

Attention: Bradford Turner

with a copy to:

Jones Day

1221 Peachtree Street, N.E., Suite 400

Atlanta, GA 30361

Email: jtmay@jonesday.com; fkeel@jonesday.com

Attention: Joel May, Esq.; Ferrell Keel, Esq.

if to the Trustee:

U.S. Bank Trust Company, National Association

2 Concourse Parkway, Suite 800

Atlanta, GA 30328-5588

Fax No.: 404-898-2467

Email: felicia.powell@usbank.com

Attention: Felicia Powell

The Company, any Subsidiary Guarantor or the Trustee, by like notice, may designate additional or different addresses for subsequent notices or communications.

(b) All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; on the first date of which publication is made, if by publication; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; the next Business Day after timely delivery to the courier, if mailed by overnight air courier guaranteeing next day delivery; when receipt acknowledged, if sent by facsimile or electronic transmission; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

(c) Any notice or communication to a Holder shall be mailed by first-class mail (certified or registered, return receipt requested) or by overnight air courier guaranteeing next day delivery to its address shown on the Security Register or by such other delivery system as the Holder agrees to accept. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

(d) Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(e) Notwithstanding any other provision herein, where this Indenture or any Note provides for notice of any event to any Holder of an interest in a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee), according to the Applicable Procedures, if any, prescribed for the giving of such notice.

(f) The Trustee agrees to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured facsimile or electronic transmission; provided, however, that (1) the party providing such written notice, instructions or directions, subsequent to such transmission of written instructions, shall, if requested, provide the originally executed instructions or directions to the Trustee in a timely manner, and (2) such originally executed notice, instructions or directions shall be signed by an authorized representative of the party providing such notice, instructions or directions. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reasonable reliance upon and compliance with such notice, instructions or directions notwithstanding such notice, instructions or directions conflict or are inconsistent with a subsequent notice, instructions or directions.

(g) If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

(h) If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 10.02. Communication by Holders with Other Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Security Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 10.03. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Security Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 10.04. Governing Law; Waiver of Trial by Jury.

THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THIS FIRST SUPPLEMENTAL INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS. EACH OF THE COMPANY AND THE TRUSTEE AND EACH HOLDER OF A NOTE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.05. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 10.06. Successors.

All agreements of the Issuer in the Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Indenture shall bind its successors.

Section 10.07. Severability.

In case any provision in the Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 10.08. Table of Contents, Headings, Etc..

The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of the Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.09. Facsimile and PDF Delivery of Signature Pages.

This First Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this First Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this First Supplemental Indenture or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures complying with the U.S.

federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability to the fullest extent permitted by applicable law as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

Section 10.10. U.S.A. PATRIOT Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Issuer agrees that it will provide the Trustee with information about the Issuer as the Trustee may reasonably request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 10.11. The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer. In entering into the First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

NEWELL BRANDS INC.

By:	/s/ Robert Westreich
	Name:	Robert Westreich
	Title:	Senior Vice President, Treasurer and Chief Tax Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Felicia H. Powell
	Name:	Felicia H. Powell
	Title:	Vice President

[Signature page to First Supplemental Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND

ADDITIONAL NOTES

Section 1.1 Definitions.

(a) Capitalized Terms.

Capitalized terms used but not defined in this Appendix A have the meanings given to them in this Indenture. The following capitalized terms have the following meanings:

“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.

“Custodian” means the Trustee, as custodian with respect to the Global Notes, or any successor entity thereto.

“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear Clearance System or any successor securities clearing agency.

(b) Other Definitions.

Term:	Defined in Section:

“Agent Members”	2.1(b)
“Global Notes Legend”	2.3(d)

Section 2.1 Form and Dating.

(a) Global Notes. Notes shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form, numbered N-1 upward, in each case without interest coupons and bearing the Global Notes Legend, which Global Notes shall be deposited on behalf of the purchasers of the Notes represented thereby with the Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and each shall provide that it shall represent the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder pursuant to Section 203 of the Base Indenture and Section 2.3(c) of this Appendix A.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b) and Section 2.2 of this Appendix A and pursuant a Company Order, authenticate and deliver initially one or more Global Notes that (i) shall be registered in the name of the Depositary for such Global Note or Global Notes or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions or held by the Trustee as Custodian.

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Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as Custodian or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(c) Definitive Notes. Except as provided in Section 2.3 or Section 2.4 of this Appendix A, owners of beneficial interests in Global Notes shall not be entitled to receive physical delivery of Definitive Notes.

Section 2.2 Authentication. The Trustee shall authenticate and make available for delivery upon receipt of a Company Order (a) Initial Notes for original issue on the Issue Date in an aggregate principal amount of $750,000,000 and (b) subject to terms of this Indenture, Additional Notes. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Additional Notes.

Section 2.3 Transfer and Exchange.

(a) Transfer and Exchange of Definitive Notes for Definitive Notes. When Definitive Notes are presented to the Security Registrar with a request:

(i) to register the transfer of such Definitive Notes; or

(ii) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations,

the Security Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(b) Transfer of a Definitive Note for a Beneficial Interest in a Global Note. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, together with written instructions directing the Trustee to make, or to direct the Custodian to make, an adjustment on its books and records with respect to such Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, such instructions to contain information regarding the Depositary account to be credited with such increase, the Trustee shall cancel such Definitive Note and cause, or direct the Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased by the aggregate principal amount of the Definitive Note to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Note equal to the principal amount of the Definitive Note so canceled. If no Global Notes are then outstanding, the Company may issue and the Trustee shall authenticate, upon receipt of a Company Order, a new Global Note in the appropriate principal amount.

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(c) Transfer and Exchange of Global Notes. (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Security Registrar a written order given in accordance with the Depositary’s procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Note or another Global Note; and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Note, and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Note being transferred.

(i) If the proposed transfer is a transfer of a beneficial interest in one Global Note to a beneficial interest in another Global Note, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Security Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Note from which such interest is being transferred.

(ii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4 of this Appendix A), a Global Note may not be transferred except as a whole and not in part by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) Legends. Solely for purposes of the Notes and not for purposes of any other Securities Each Global Note shall bear the following legend (“Global Notes Legend”), and this Global Notes Legend shall, solely for purposes of the Notes and not for purposes of any other Securities, be deemed to amend Section 303 of the Base Indenture:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSORS NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

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Any Note issued with original issue discount for U.S. federal income tax purposes will also bear the following additional legend (“OID Notes Legend”):

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE TREASURER OF NEWELL BRANDS INC. AT 6655 PEACHTREE DUNWOODY ROAD, ATLANTA, GEORGIA 30328, UNITED STATES OF AMERICA.

(e) Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, transferred, redeemed, repurchased or canceled, such Global Note shall be returned by the Depositary to the Trustee for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, transferred in exchange for an interest in another Global Note, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced, and an adjustment shall be made on the books and records of the Trustee (if it is then the Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Custodian, to reflect such reduction.

(f) Obligations with Respect to Transfers and Exchanges of Notes.

(i) To permit registrations of transfers and exchanges, the Company shall execute, and the Trustee shall authenticate, Definitive Notes and Global Notes at the Security Registrar’s request.

(ii) Holders shall not be required to pay a service charge for any transfer or exchange, but the Company may require the Holder to pay certain taxes and governmental charges that are due on certain transfers or exchanges, other than exchanges pursuant to Sections 304, 906, 1107 or 1305 of the Base Indenture not involving any transfer.

(iii) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(iv) The Issuer shall not be required to transfer or exchange any Note selected for redemption, and the Issuer shall not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

(g) No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any Beneficial Owner of a Global Note, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, Beneficial Owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to

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Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Note). The rights of Beneficial Owners in any Global Note shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any Beneficial Owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants, members or Beneficial Owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.4 Definitive Notes.

(a) A Global Note deposited with the Depositary or with the Trustee as Custodian may be transferred to the Beneficial Owners thereof in the form of Definitive Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 of this Appendix A and only under the circumstances set forth in, and in accordance with, Section 305 of the Base Indenture.

(b) Any Global Note that is transferable to the Beneficial Owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Any portion of a Global Note transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the Depositary shall direct.

(c) The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

(d) In the event of the occurrence of any of the events specified in Section 2.4(a)(i), (ii) or (iii) of this Appendix A, the Company shall promptly make available to the Trustee a reasonable supply of Definitive Notes in fully registered form without interest coupons.

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EXHIBIT A

[FORM OF FACE OF NOTE]

[Insert the Global Notes Legend, if applicable, pursuant to the provisions of the Indenture]

[Insert the OID Notes Legend, if applicable, pursuant to the provisions of the Indenture.]

CUSIP 651229BF2

ISIN US651229BF23

GLOBAL NOTE

6.375% Senior Notes due 2030

No. N-__	[Up to] [$______________]

NEWELL BRANDS INC.

promises to pay to [CEDE & CO.]1 [   ] or registered assigns the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto]2 [of $______ (_______ Dollars)]3 on May 15, 2030.

Interest Payment Dates: May 15 and November 15, commencing [_______].

Record Dates: May 1 and November 1 (whether or not a Business Day).

[1]	Include in Global Notes
[2]	Include in Global Notes
[3]	Include in Definitive Notes

IN WITNESS WHEREOF, THE COMPANY HAS CAUSED THIS INSTRUMENT TO BE DULY EXECUTED.

Dated: [       ] [  ], [   ]

NEWELL BRANDS INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

By:
Name:
Title:

Dated: [ ] [ ], [ ]

[Reverse Side of Note]

6.375% Senior Notes due 2030

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1. INTEREST. Newell Brands Inc. (formerly known as Newell Rubbermaid Inc.), a Delaware corporation, promises to pay interest on the principal amount of this Note at 6.375% per annum from and including November 13, 2024 until but excluding maturity. The Company shall pay interest semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the date of original issuance; provided that the first Interest Payment Date shall be [_______]. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. METHOD OF PAYMENT. The Company shall pay interest on the Notes to the Persons who are registered holders of the Notes at the close of business on May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding the related Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 307 of the Base Indenture with respect to defaulted interest. Principal, premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose; provided that, at the option of the Company, interest on the Notes may be paid by wire transfer or by mailing checks for such interest to or upon the written order of the holders thereof at their last address as they shall appear on the Security Registrar; provided, further, that payment by wire transfer of immediately available funds shall be required with respect to principal, premium, if any, and interest on all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least five Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3. PAYING AGENT AND SECURITY REGISTRAR. Initially, U.S. Bank Trust Company, National Association, the Trustee under the Indenture, shall act as Paying Agent and Security Registrar. The Company may change any Paying Agent or Security Registrar without notice to the Holders. The Company or any wholly-owned subsidiary incorporated or organized within the United States of America may act as Paying Agent or Security Registrar.

4. INDENTURE. The Company issued the Notes under an Indenture, dated as of November 19, 2014 (the “Base Indenture”), between the Company and U.S. Bank Trust Company, National Association (formerly known as U.S. Bank National Association) (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of November 13, 2024 (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), between the Company and the Trustee. This Note is one of a duly authorized issue of notes of the Company designated as its 6.375% Senior Notes due 2030. The Company shall be entitled to issue Additional Notes pursuant to Section 2.01 of the First Supplemental Indenture. The Notes and any

Additional Notes issued under the Indenture shall be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. Any term used in this Note that is defined in the Indenture shall have the meaning assigned to it in the Indenture. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5. REDEMPTION AND REPURCHASE. The Notes are subject to optional redemption, and may be the subject of an offer to purchase, as further described in the Indenture. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

6. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Security Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a Holder pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part, and shall not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

7. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

8. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture or the Notes may be amended or supplemented as provided in the Indenture.

9. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 501 of the Base Indenture, as amended by Article 6 of the First Supplemental Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Company, the Trustee and the Holders shall be as set forth in the applicable provisions of the Indenture.

10. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.

11. GOVERNING LAW. THIS NOTE AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

12. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes, and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Company at the following address:

c/o Newell Brands Inc.

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

Telephone: 1-770-418-7000

Email: investor.relations@newellco.com

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.04 or Section 4.07 of the First Supplemental Indenture, check the appropriate box below:

[ ] Section 4.04 [ ] Section 4.07

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.04 or Section 4.07 of the First Supplemental Indenture, state the amount you elect to have purchased:

	$	(integral multiples of $1,000, provided that the unpurchased portion must be in a minimum principal amount of $2,000)
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $ _________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

*	This schedule should be included only if the Note is issued in global form

EXHIBIT B

FORM OF SUPPLEMENTAL INDENTURE

TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of [_________] [____], 20[______], among ________________(the “Guaranteeing Subsidiary”), a subsidiary of Newell Brands Inc. (formerly known as Newell Rubbermaid Inc.), a Delaware corporation (the “Company”), and U.S. Bank Trust Company, National Association (formerly known as U.S. Bank National Association), as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered the Indenture, dated as of November 19, 2014 (the “Base Indenture”), between the Company and the Trustee, as supplemented by the First Supplemental Indenture, dated as of November 13, 2024, between the Company and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), providing for the issuance of an unlimited aggregate principal amount of 6.375% Senior Notes due 2030 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture; and

WHEREAS, pursuant to Section 901 of the Base Indenture, as amended by Section 8.01(b)(12) of the First Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Subsidiary Guarantees. The Guaranteeing Subsidiary hereby agrees to be a Subsidiary Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to any Subsidiary Guarantor.

(a) Subject to this Supplemental Indenture, the Guaranteeing Subsidiary hereby irrevocably and unconditionally guarantees, on a senior unsecured basis, to each Holder and to the Trustee and its successors and assigns that: (1) the principal, premium, if any, and interest on the Notes shall be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or under the Notes shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise (collectively, the “Guaranteed Obligations”). Failing payment by the Company when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. The Guaranteeing Subsidiary agrees that this is a guarantee of payment and not a guarantee of collection.

(b) The Guaranteeing Subsidiary hereby agrees that its obligations hereunder shall be unconditional, irrespective of the absence of any action by any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company under the Indenture, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guaranteeing Subsidiary hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, or pursuant to Section 4.08 of the First Supplemental Indenture.

(c) The Guaranteeing Subsidiary also agrees, jointly and severally, to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) Incurred by the Trustee or any Holder in enforcing any rights under this Section 2.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guaranteeing Subsidiary or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guaranteeing Subsidiary any amount paid either to the Trustee or such Holder, this Guaranteeing Subsidiary, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) The Guaranteeing Subsidiary agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. The Guaranteeing Subsidiary further agrees that, as between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Subsidiary Guarantee. The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guaranteeing Subsidiary so long as the exercise of such right does not impair the rights of the Holders under the Guaranteeing Subsidiary.

(f) The Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or the Subsidiary Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(g) In case any provision of any Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(h) Each payment to be made by the Guaranteeing Subsidiary in respect of its Subsidiary Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

3. Limitation on Subsidiary Guarantor Liability. The Guaranteeing Subsidiary, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guaranteeing Subsidiary not constitute a fraudulent conveyance or a fraudulent transfer for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guaranteeing Subsidiary hereby irrevocably agree that the obligations of the Guaranteeing Subsidiary shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guaranteeing Subsidiary that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guaranteeing Subsidiary in respect of the obligations of such other Guarantor under this Supplemental Indenture, result in the obligations of such Guaranteeing Subsidiary under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. The Guaranteeing Subsidiary that makes a payment under its Subsidiary Guarantee will be entitled upon payment in full of all Guaranteed Obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guaranteeing Subsidiary’s pro rata portion of such payment based on the respective net assets of all the Guaranteeing Subsidiaries at the time of such payment, determined in accordance with GAAP.

4. Execution and Delivery.

(a) To evidence its Subsidiary Guarantee set forth in this Supplemental Indenture, the Guaranteeing Subsidiary hereby agrees that this Supplemental Indenture shall be executed on behalf of such Guaranteeing Subsidiary by an Officer or person holding an equivalent title.

(b) The Guaranteeing Subsidiary hereby agrees that its Subsidiary Guarantee set forth in this Supplemental Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Subsidiary Guarantee on the Notes.

(c) If an Officer whose signature is on this Supplemental Indenture no longer holds that office at the time the Trustee authenticates a Note issued under the Indenture, the Subsidiary Guarantees shall be valid nevertheless.

5. Benefits Acknowledged. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and that the guarantee and waivers made by it pursuant to its Subsidiary Guarantee are knowingly made in contemplation of such benefits.

6. Governing Law; Waiver of Trial by Jury. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THIS SUPPLEMENTAL INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT OF 1939, AS AMENDED, THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE

GOVERNED BY SUCH PROVISIONS. EACH OF THE COMPANY AND THE TRUSTEE AND EACH HOLDER OF A NOTE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7. Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability to the fullest extent permitted by applicable law as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

8. Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[NAME OF GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title: